SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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PAREXEL International Corporation

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195 West Street, Waltham, Massachusetts 02451

Telephone: 781-487-9900

Fax: 781-487-0525

October 23, 2015

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of PAREXEL International Corporation to be held at 2:30 p.m., Eastern Standard Time, on Thursday, December 3, 2015, at the Westin Hotel located at 70 Third Avenue, Waltham, Massachusetts 02451.

The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider at the Annual Meeting. Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote “FOR” all of the proposals described in it.

Your vote is very important. I urge you to vote to be certain your shares are represented at the Annual Meeting, even if you plan to attend. You have the choice of voting either over the Internet or by submitting a traditional proxy card by mail, in addition to voting at the Annual Meeting. Please refer to your proxy materials or the information forwarded by your broker or other holder of record for further details. Our Board of Directors appreciates and encourages shareholder participation in the Company’s affairs.

Thank you for your cooperation. I look forward to seeing you at the Annual Meeting.

Very truly yours,

Josef H. von Rickenbach

Chairman of the Board and Chief Executive Officer

195 West Street, Waltham, Massachusetts 02451

Telephone: 781-487-9900

Fax: 781-487-0525

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On December 3, 2015

To the Shareholders of PAREXEL International Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of PAREXEL International Corporation, a Massachusetts corporation, will be held at 2:30 p.m., Eastern Standard Time, on Thursday, December 3, 2015, at the Westin Hotel located at 70 Third Avenue, Waltham, Massachusetts 02451, to consider and act upon the following matters:

1.	Elect two (2) Class II Directors, each to serve for a term continuing until the annual meeting of shareholders in 2018 and until his successor is duly elected and qualified;

2.	Approve, in an advisory vote, the compensation of our named executive officers as presented in the Proxy Statement;

3.	Approve our 2015 Stock Incentive Plan;

4.	Ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016; and

5.	Transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

The above items of business are more fully described in the Proxy Statement accompanying this Notice. At this time, our Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting or at any adjournment thereof.

Only shareholders of record at the close of business on October 9, 2015, the record date, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. Your vote is important. Even if you plan to attend the Annual Meeting, we urge you to submit your vote over the Internet (as instructed in the Notice of Internet Availability of Proxy Materials mailed to shareholders on October 23, 2015) as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors,

Douglas A. Batt

Senior Vice President, General Counsel and Secretary

Waltham, Massachusetts

October 23, 2015

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 3, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PAREXEL International Corporation for use at the Annual Meeting of Shareholders to be held on December 3, 2015, at 2:30 p.m., Eastern Standard Time, at the Westin Hotel located at 70 Third Avenue, Waltham, Massachusetts 02451, and at any adjournment or postponement of that meeting.

When used in this Proxy Statement, the terms “we,” “us,” “our,” “PAREXEL” and “the Company” mean PAREXEL International Corporation and its divisions and subsidiaries.

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by the rules of the Securities and Exchange Commission, or SEC, we are making this Proxy Statement and our 2015 Annual Report available to shareholders electronically via the Internet. Our 2015 Annual Report includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, or Fiscal Year 2015, and other information required by the rules of the SEC. On October 23, 2015, we mailed to our shareholders of record at the close of business on October 9, 2015 a Notice of Internet Availability of Proxy Materials, referred to as the Notice, containing instructions on how to access this Proxy Statement and our 2015 Annual Report and vote by Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice provides instructions on how to access and review electronically all of the important information contained in the Proxy Statement and 2015 Annual Report or to request a printed version in the mail. The Notice also instructs you on how you may submit your proxy over the Internet or by mail.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to Be Held on December 3, 2015

This Proxy Statement and our 2015 Annual Report are available for viewing, printing and downloading at www.edocumentview.com/prxl.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

The Annual Meeting of Shareholders of PAREXEL International Corporation, or the Annual Meeting, will be held on Thursday, December 3, 2015, at 2:30 p.m., Eastern Standard Time, at the Westin Hotel located at 70 Third Avenue, Waltham, Massachusetts 02451. Shareholders entitled to vote at the Annual Meeting will consider and act upon the matters outlined in the Notice of Meeting of Shareholders accompanying this Proxy Statement, including the re-election of two existing directors for an additional three-year term expiring in 2018, an advisory vote on executive compensation, approval of our 2015 Stock Incentive Plan, and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending June 30, 2016, or Fiscal Year 2016.

Where may I get directions to the location of the Annual Meeting?

Directions to the Westin Hotel located at 70 Third Avenue, Waltham, Massachusetts 02451 are available on the Internet at www.starwoodhotels.com/westin/property/area/directions.html?propertyID=1036.

Who is entitled to attend and vote at the Annual Meeting?

Shareholders of record at the close of business on October 9, 2015, are entitled to attend and vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

What do I need to bring to the Annual Meeting?

If your shares are registered in your name, you should bring proper identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee giving you the right to vote your shares, along with proper identification.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on October 9, 2015, the record date, will constitute a quorum for purposes of the Annual Meeting. As of October 9, 2015, 53,460,747 shares of PAREXEL common stock were outstanding, with each share entitled to one vote. For purposes of determining whether a quorum exists, proxies received but marked “withhold” or “abstain” and “broker non-votes” (described below) will be counted.

How do I vote if I am a shareholder of record?

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote.

If you are a record holder, meaning your shares are registered in your name, you may vote:

By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the Notice you received or by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

By Mail — If you request a printed copy of PAREXEL’s proxy materials, you should complete, sign and date the proxy card provided and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States. If you properly complete your proxy card and our transfer agent receives it in time to vote at the Annual Meeting, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by our Board of Directors, or our Board, as follows:

(1)	FOR the re-election of each of the two existing director nominees for an additional three-year term;

(2)	FOR the advisory vote on executive compensation;

(3)	FOR the approval of our 2015 Stock Incentive Plan; and

(4)	FOR the ratification of the selection of Ernst & Young LLP as our independent auditors for Fiscal Year 2016.

If any other matter is properly presented at the Annual Meeting, or any postponement or adjournment thereof, your proxy will vote your shares in accordance with his best judgment. At present, the Board knows of no other business that is intended to be brought before or acted upon at the Annual Meeting.

In Person at the Annual Meeting — If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot or a new proxy card, which we will provide to you at the meeting.

Please also bring proper identification to the Annual Meeting.

How do I vote if my shares are held by my broker or other nominee in “street name”?

By Internet or By Mail — If your shares are held by your broker or other nominee in “street name,” you will receive instructions from your broker or other nominee explaining how you can vote your shares. You should follow those instructions.

In Person at the Annual Meeting — If your shares are held in the name of your broker or other nominee, you must bring an account statement or letter from the broker or other nominee indicating that you were the beneficial owner of the shares on October 9, 2015, the record date for voting, and giving you the right to vote your shares. Please also bring proper identification to the Annual Meeting.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote either by submitting your proxy or voting in person by ballot at the Annual Meeting.

If your shares are held in “street name,” we encourage you to provide voting instructions to your broker or other nominee by giving your proxy to them. If you are the beneficial owner of shares held in “street name” by a broker or other nominee, the broker or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker or other nominee, the broker or other nominee will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”). The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is a “discretionary” item. The election of directors, the advisory vote on executive compensation and the approval of our 2015 Stock Incentive Plan are “non-discretionary” items.

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised at the Annual Meeting. If you are a shareholder of record, to change your vote, you may:

•	submit a new proxy over the Internet;

•	mail a written notice “revoking” your earlier mailed proxy to our transfer agent, Proxy Services, c/o Computershare, P.O. Box 43070, Providence, Rhode Island 02940-3070;

•	submit to our transfer agent, Proxy Services, c/o Computershare, P.O. Box 43126, Providence, Rhode Island 02940, a properly completed and signed proxy card with a later date; or

•	vote in person at the Annual Meeting.

Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting or otherwise revoke your proxy, your last vote, prior to or at the Annual Meeting, is the vote that will be counted.

If your shares are held in street name, you must follow the instructions provided by your broker or other nominee to change your vote.

How do I request a paper copy of the proxy materials?

Paper copies of our proxy materials will be made available at no cost to you, but they will only be sent to you if you request them. To request a paper copy of the proxy materials, follow the instructions on the Notice which you received. You will be able to submit your request for copies of the proxy materials by sending an email to the email address set forth in the Notice, by going to the Internet address set forth in the Notice or by calling the phone number provided in the Notice.

What does it mean if I receive more than one Notice or more than one proxy or voting instruction card?

It means your shares are registered differently or are held in more than one account. Please provide voting instructions for each Notice or proxy and voting instruction card you receive.

Who is the Company’s transfer agent?

Our transfer agent is Computershare Investor Services. Representatives of Computershare Investor Services will tabulate the votes and act as inspectors of election at the Annual Meeting.

What vote is required to approve each proposal?

(1) For the Election of Directors.    With respect to Proposal 1, the two nominees for director receiving the most votes from those shares present or represented at the Annual Meeting will be elected; provided that any director nominee standing for election to the Board who receives a greater number of withhold votes than affirmative votes in an uncontested election must offer to tender to the Board his or her resignation promptly following the certification of election results. The Board must accept or reject a resignation within 90 days following the certification of election results and publicly disclose its decision. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will be counted for purposes of determining whether there is a quorum, but it will not count either “for” or “against” the nominee.

(2) For All Other Matters.    With respect to Proposal 2 regarding an advisory vote on executive compensation, Proposal 3 regarding approval of our 2015 Stock Incentive Plan, and Proposal 4 regarding the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2016, the affirmative vote of a majority of shares present or represented and voting on each proposal is required for approval. A properly executed proxy selecting “abstain” with respect to any of Proposal 2, Proposal 3 or Proposal 4 will not be voted “for” or “against” that proposal(s), but will be counted for purposes of determining the number of votes cast. Accordingly, an abstention will have the effect of a negative vote. Proposal 2 is a non-binding proposal. At present, the Board knows of no matters other than these to be presented for shareholder action at the Annual Meeting.

Who pays the cost of soliciting proxies?

The cost of solicitation of proxies will be borne by PAREXEL. We may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our common stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and other employees may also be made of some shareholders in person or by mail or telephone following the original solicitation, without additional remuneration. The Company has engaged The Proxy Advisory Group, LLC, to provide consultation, advice and informational support, in preparation for the annual meeting proxy process. In the event that this engagement is expanded to include proxy solicitation services, the total incremental expense would not be expected to exceed $15,000.

PROPOSALS

Proposal 1: Re-Election of Existing Class II Directors.

Currently, our Board consists of eight directors and is divided into three classes, two classes of three directors and one class of two directors. Each class is elected to serve for a term of three years. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. The terms of our Class II directors expire at this Annual Meeting. Our Board has nominated each of the following incumbent Class II directors to stand for re-election for a term of three years continuing until our 2018 annual meeting and until his successor has been elected and qualified: Eduard E. Holdener and Richard L. Love.

We know of no reason why any of the nominees would be unable to serve as a director. However, should such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

Below are the names, ages and certain other information of each member of our Board, including the nominees for re-election as Class II Directors at the Annual Meeting. Information with respect to the number of shares of our common stock beneficially owned by each director, directly or indirectly, as of September 30, 2015, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Nominees for Directors With Term That Will Expire in 2018 (Class II Directors)

Eduard E. Holdener, M.D. Age 70 Director since 2008	Dr. Holdener was elected as a director of the Company in January 2008 and is a member of the Human Resources Committee. Since February 2008, Dr. Holdener has served as Chairman of the Board of Directors of NovImmune S.A., a biotechnology company. From April 1986 to February 2008, Dr. Holdener worked for F. Hoffmann-LaRoche, Ltd., a pharmaceutical company. During his tenure at F. Hoffmann-LaRoche, he held a variety of positions, including Head of Global Pharmaceutical Development, Development Head for the Japanese division, Deputy Clinical Research Head, and several other management positions. Dr. Holdener currently serves on the boards of directors of NovImmune S.A., and HBM Healthcare. We believe Dr. Holdener’s experience of 24 years as an executive in the pharmaceutical and biotechnology industries is valuable to our Board and the Company.

Richard L. Love Age 72 Director since 2002	Richard L. Love was elected as a director in September 2002 and is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee and the Human Resources Committee. Since January 2007, Mr. Love has served as a partner of Translational Accelerator Venture Fund (TRAC), an investment fund. From January 2003 to January 2007, he served as Chief Operating Officer of Translational Genomics Research Institute (TGen), a medical research organization, and from January 2002 to December 2004, he served as a director of ILEX Oncology, an oncology focused pharmaceutical company. From October 1994 to January 2002, Mr. Love served as President and Chief Executive Officer of ILEX Oncology. From 1991 to 1994, he served as Chief Operating Officer of the Cancer Therapy and Research Center, a cancer treatment center focused on the clinical evaluation of new agents. From 1983 to 1991, Mr. Love served as Chief Executive Officer of Triton Biosciences, Inc., a biotechnology company. Mr. Love currently serves as a director of CTI Biopharma, Inc., SyndevRx Inc., Applied Micro Arrays Inc., Cancer Prevention Pharmaceuticals, Inc. and CerRx Inc., and as a Manager on the Board of Managers of PMED Management LLC. We believe Mr. Love’s experience of over 27 years as an executive in the pharmaceutical, biotechnology and medical research industries is valuable to our Board and the Company.

Directors Whose Term Expires in 2016 (Class III Directors)

A. Dana Callow, Jr. Age 63 Director since 1986	A. Dana Callow, Jr. was elected as a director of the Company in June 1986 and is the Presiding Director of the Board, Chairman of the Nominating and Corporate Governance Committee, and a member of the Audit and Finance Committee and the Human Resources Committee. Since January 1997, Mr. Callow has served as the Managing General Partner of Boston Millennia Partners, a venture capital firm. Since 1983, Mr. Callow has also served as a general partner of several Boston Capital Ventures’ limited partnerships. He is a member of the Board of Trustees of Tufts University and the Board of Overseers of Tufts University School of Medicine. He is also a member of the Board of Directors of the Tuck Center for Private Equity and Entrepreneurship at Dartmouth College and The Leukemia and Lymphoma Society. We believe Mr. Callow’s expertise in capital markets, corporate strategy and finance from his experience of over 25 years as a partner in the field of venture capital, as well as his experience serving on the boards of directors of several drug development and health care related companies, is valuable to our Board and the Company.

Christopher J. Lindop Age 57 Director since 2006	Christopher J. Lindop was elected as a director of the Company in October 2006 and is Chairman of the Audit and Finance Committee and a member of the Nominating and Corporate Governance Committee. Since January 2007, Mr. Lindop has served as Chief Financial Officer and Executive Vice President, Business Development of Haemonetics Corporation, a global blood management company. From September 2003 to December 2006, he served as Chief Financial Officer of Inverness Medical Innovations, Inc., a global developer, manufacturer and marketer of medical diagnostic products. From June 2002 to September 2003, he served as an audit partner for Ernst & Young LLP, an accounting firm. From 1991 to June 2002, Mr. Lindop served as an audit partner with the Boston office of Arthur Andersen LLP, an accounting firm. We believe Mr. Lindop’s accounting expertise from over 30 years of experience as a public accountant serving publicly traded companies, and as a senior financial executive in the life science industries, is valuable to our Board and the Company.

Josef H. von Rickenbach Age 60 Director since 1983	Josef H. von Rickenbach founded the Company in 1982 and has served as a director, Chairman of the Board and Chief Executive Officer of the Company since 1983. He also served as President from 1983 to April 2001 and from July 2005 to July 2012. Mr. von Rickenbach has also worked in the past for Schering-Plough, Inc., 3M (East), a division of 3M Company, and ERCO (later ENSECO), Inc., a diversified testing and technical consulting company. He served as Chair of the Association of Clinical Research Organizations (ACRO), a professional industry organization, in 2005 and 2013 and is a member of its Board of Directors. He also serves on the Board of Directors, and as Chair of the Nominating Committee, of NEHI (Network For Excellence In Health Innovation). Mr. von Rickenbach received an M.B.A. from Harvard Business School and a B.A. in Business Economics from the Lucerne University of Applied Sciences and Arts in Switzerland. We believe that Mr. von Rickenbach’s experience of 30 years in the clinical research services industry, including as our founder and our Chairman and Chief Executive Officer for 30 years, is valuable to our Board and the Company.

Directors Whose Term Expires in 2017 (Class I Directors)

Patrick J. Fortune, Ph.D Age 68 Director since 1996	Patrick J. Fortune was elected as a director of the Company in June 1996 and is Chairman of the Human Resources Committee and a member of the Audit and Finance Committee and the Compensation Committee. Since September 2014, Dr. Fortune has served as Sector Leader/Senior Advisor, Innovation of Partners Healthcare. From June 2012 to September 2014, he served as Senior General Manager of Innovations at The Cleveland Clinic, an educational medical center. Since September 2001, Dr. Fortune has served as a Partner of Boston Millennia Partners, a venture capital firm. From September 2001 to June 2005, he served as Executive Chairman of Knowledge Impact Systems, Inc., a software end user training company. From April 1999 to June 2001, he served as President, Chief Operating Officer and a director of New Era of Networks, Inc., an Internet software and services company. From October 1995 to March 1999, Dr. Fortune was Vice President, Information Technology and Chief Information Officer of Monsanto Company, an agricultural, pharmaceutical and food products company. From August 1994 to July 1995, Dr. Fortune was President and Chief Operating Officer, Chief Information Officer and a member of the Board of Directors of Coram Healthcare Corporation, a medical therapy services company. From December 1991 to August 1994, Dr. Fortune was Corporate Vice President, Information Management at Bristol-Myers Squibb, a pharmaceutical company. Prior to that, Dr. Fortune was Senior Vice President and General Manager of Packaging Corporation of America, a subsidiary of Tenneco, and held several management positions with Baxter International, Inc., including: Corporate Vice President; President, Parenteral Products Division; Vice President, Research and Development; and Vice President, Information Services. Dr. Fortune also served on the boards of directors of CombinatoRx, Incorporated from 2006 to 2009 and EPIX Pharmaceuticals, Inc. from 2006 to 2008. We believe Dr. Fortune’s experience of over 30 years as an executive in the life sciences industries, including serving on the boards of directors of three publicly traded life sciences companies in addition to PAREXEL, as well as serving on the boards of several private life science companies, is valuable to our Board and the Company.

Maykin Ho, Ph.D Age 63 Director since 2015	Maykin Ho was elected as a director of the Company in August 2015 and is a member of the Audit and Finance Committee. Dr. Ho has been a venture partner of Qiming Venture Partners, a venture capital firm in China and Hong Kong, since July 2015. From July 1992 to February 2015, she held various positions at Goldman Sachs, a global investment bank, including: from 2010 to 2015, she served as Advisory Director of Global Healthcare Investment Banking; from 2002 to 2010, she served as Partner and Co-Head of Healthcare Investment Research; and from 1992 to 2010 she served as Senior Biotechnology Research Analyst. Prior to joining Goldman Sachs, Dr. Ho was the Director of Strategic Planning and Licensing for Du Pont Merck Pharmaceutical Company. She currently also serves on the Board of Directors of Agios Pharmaceuticals. We believe that Dr. Ho’s experience of over 30 years in healthcare investment banking and the pharmaceutical industry is valuable to our Board and the Company.

Ellen M. Zane Age 64 Director since 2006	Ellen M. Zane was elected as a director of the Company in July 2006 and is a member of the Compensation Committee and the Human Resources Committee. Since September 2011, Ms. Zane has served as CEO Emeritus and Vice Chair, Board of Trustees of Tufts Medical Center, an academic medical center which is the principle teaching hospital for Tufts University School of Medicine in Boston, Massachusetts. From January 2004 to September 2011, she served as President and Chief Executive Officer of Tufts Medical Center. From May 1994 to January 2004, she served as Network President for Partners Healthcare System, a physician and hospital network founded by the Harvard affiliated Massachusetts General Hospital and Brigham and Women’s Hospital. Prior to 2004, Ms. Zane served as Chief Executive Officer of Quincy Hospital in Quincy, Massachusetts. Ms. Zane currently serves on the boards of directors of Brooks Automation, Inc., Haemonetics Corporation, Press Ganey Holdings, Inc., Century Capital Management Inc., and Fiduciary Trust Company. We believe Ms. Zane’s experience of over 30 years in management of large academic medical centers/hospitals and community health care related enterprises, including 21 years as an executive, is valuable to our Board and the Company.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF

EACH OF THE NOMINEES FOR DIRECTOR

CORPORATE GOVERNANCE

Our Board of Directors has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of all of our shareholders. Our Board continues to review its governance practices in light of the Sarbanes-Oxley Act of 2002, SEC rules and regulations, and the listing standards of The NASDAQ Stock Market, or NASDAQ. This Proxy Statement describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines (as reflected in our Board of Directors Charter and Corporate Governance Principles), committee charters and the code of conduct described below are available on our website at www.parexel.com under the category “Investors-Corporate Governance.” Alternatively, you can request a copy of any of these documents by writing to us at PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attention: Secretary.

Board Leadership Structure

Josef H. von Rickenbach, our Chief Executive Officer, is also the Chairman of our Board of Directors. Our Board also has a Presiding Director, A. Dana Callow, Jr., an independent director who serves as Chairman of the Nominating and Corporate Governance Committee. Mr. Callow was selected by the Board to serve as the Presiding Director for all meetings of the non-management directors held in executive session and performs the following duties:

•	chairs meetings of the independent directors in executive session;

•	meets with any director not adequately performing his or her duties;

•	facilitates communications between members of the Board and the Chairman of the Board;

•	works with the Chairman of the Board in the preparation of Board meeting agendas and determining the need for any special meetings; and

•	consults with the Chairman of the Board regarding corporate governance and Board performance.

Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, has determined that having the same individual serve as both our Chief Executive Officer and the Chairman of our Board is in the best interests of PAREXEL and our shareholders and is consistent with good corporate governance because Mr. von Rickenbach is the director most familiar with our business and industry, and is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and in some cases outside the industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes effective strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of

Chairman and Chief Executive Officer, together with an independent Presiding Director having the duties described above, is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Principles to assist it in the exercise of its duties and responsibilities and to serve the best interests of PAREXEL and our shareholders. These guidelines, which provide a framework for the conduct of the Board’s business, include the following:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	directors who retire from their principal current employment or materially change their current position should offer to tender their resignation to the Board;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that none of Ms. Zane, Messrs. Callow, Lindop or Love or Drs. Fortune, Ho or Holdener has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is therefore an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. While no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, we believe that our Code of Business Conduct and Ethics, among other things, focuses our Board and management on areas of ethical risk, provides guidance in recognizing and dealing with ethical issues, provides mechanisms to report unethical conduct and generally helps foster a culture of honesty and accountability. Any amendment or waiver of the Code of Business Conduct and Ethics may only be made by our Board. A current copy of the Code of Business Conduct and Ethics is posted on our website, www.parexel.com, under the category “Investors — Corporate Governance.” We intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics. In addition, copies of the Code of Business Conduct and Ethics are available to all shareholders upon request by writing to us at PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attention: Secretary.

Board Meetings and Attendance

Our Board met 11 times during Fiscal Year 2015. During Fiscal Year 2015, each director attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he or she served.

Director Attendance at Annual Meeting of Shareholders.

Our corporate governance guidelines provide that directors are expected to attend our annual meeting of shareholders. All directors in office attended our 2014 annual meeting of shareholders.

Board Committees

Our Board has established four standing committees — Audit and Finance Committee, Compensation Committee, Human Resources Committee and Nominating and Corporate Governance Committee. Each committee operates under a charter approved by the Board. Copies of each committee’s charters are available on our website, www.parexel.com, under the category “Investors — Corporate Governance.” Our Board has determined that all of the members of each of its four standing committees are independent directors as defined under applicable rules of the NASDAQ Stock Market, including, in the case of all members of the Audit and Finance Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act and, in the case of the Compensation Committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act.

Membership on each committee, as of October 1, 2016, is set forth in the following table:

Board Committee Membership

Name	Audit and Finance Committee	Compensation Committee	Nominating and Corporate Governance Committee	Human Resources Committee
A. Dana Callow, Jr.	*		+	*
Patrick J. Fortune, Ph.D	*	*		+
Maykin Ho, Ph.D	*
Eduard E. Holdener, M.D.				*
Christopher J. Lindop	+		*
Richard L. Love		+	*	*
Ellen M. Zane		*		*

*	Committee Member
+	Committee Chair

Audit and Finance Committee

The Audit and Finance Committee of the Board, which oversees our accounting and financial functions, met 12 times during Fiscal Year 2015. The Audit and Finance Committee has a written charter, a copy of which is posted on our website at www.parexel.com under the category “Investors — Corporate Governance.” The Audit and Finance Committee is responsible for assisting our Board’s oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our internal audit function and independent registered public accounting firm.

In addition, the Audit and Finance Committee discusses our risk management policies and reviews and discusses with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures. The Audit and Finance Committee is directly responsible for appointing, evaluating, retaining and, when necessary, terminating our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the Audit and Finance Committee. The Audit and Finance Committee also prepares the Audit and Finance Committee Report required under the rules of the SEC, which is included elsewhere in this Proxy Statement. The Audit and Finance Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Messrs. Callow and Lindop and Drs. Fortune and Ho are the current members of the Audit and Finance Committee, with Mr. Lindop serving as its chairman. Our Board has determined that Mr. Lindop is an “audit committee financial expert” as defined by applicable SEC rules.

Compensation Committee

The Compensation Committee of the Board, which reviews and makes recommendations concerning executive compensation and reviews and approves option grants and administers our equity incentive plans, met 7 times during Fiscal Year 2015. The Compensation Committee has a written charter, a copy of which is posted on our website at www.parexel.com under the category “Investors — Corporate Governance.” The Compensation Committee is responsible for:

•	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation;

•	determining the Chief Executive Officer’s compensation;

•	reviewing and approving or making recommendations to our Board with respect to the compensation of our other executive officers;

•	overseeing a performance evaluation of our senior executives;

•	overseeing and administering our equity incentive plans;

•	reviewing director compensation and making reports to the Nominating and Corporate Governance Committee comparing the compensation of the Company’s directors with those at comparable companies;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included in this Proxy Statement beginning on page 17; and

•	preparing the Compensation Committee Report on Executive Compensation required by SEC rules, which is included in this Proxy Statement on page 34.

The process and procedures followed by our Compensation Committee in considering and determining executive officer compensation are described below under the heading “Compensation Discussion and Analysis”, which begins on page 17.

Ms. Zane, Mr. Love and Dr. Fortune are the current members of the Compensation Committee, with Mr. Love serving as its chairman.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board, which oversees our director nomination and compensation process, met 4 times during Fiscal Year 2015. The Nominating and Corporate Governance Committee has a written charter, a copy of which is posted on our website at www.parexel.com under the category “Investors — Corporate Governance.” The Nominating and Corporate Governance Committee has the following principal duties:

•	identify individuals qualified to serve as members of the Board;

•	nominate persons for election as directors at the annual meeting of shareholders;

•	review and make recommendations to our Board with respect to director compensation;

•	oversee management’s general succession process;

•	develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

•	oversee the annual evaluation of the Board.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process”.

Messrs. Callow, Lindop and Love are the current members of the Nominating and Corporate Governance Committee, with Mr. Callow serving as its chairman.

Human Resources Committee

The Human Resources Committee of the Board, which supports and serves as a resource to our management in the development and implementation of human resources principles, met 5 times during Fiscal Year 2015. The Human Resources Committee has a written charter, a copy of which is posted on our website at www.parexel.com under the category “Investors — Corporate Governance.” The Human Resources Committee is responsible for:

•	defining and implementing appropriate human resources principles and philosophy through the Company;

•	reviewing issues and changes in strategic human resources policy;

•	reviewing management’s succession planning activities, which include assisting in the assessment of senior management skills;

•	creating an environment that enables our personnel to achieve their full potential and allows the Company to execute on its human resources strategy; and

•	assisting senior management in their recruitment of senior personnel.

Messrs. Callow and Love, Drs. Fortune and Holdener and Ms. Zane are the current members of the Human Resources Committee, with Dr. Fortune serving as its chairman.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee applies the criteria attached to the Board of Directors Charter and Corporate Governance Principles. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest (if any) and the ability to act in the interests of all shareholders. The Nominating and Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and, with respect to members of the Audit and Finance Committee, financial expertise. The Committee does not assign specific weights to any particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The director biographies on page 6 indicate each nominee’s experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and our Board to conclude he or she should continue to serve as a director of PAREXEL. Our Nominating and Corporate Governance Committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.

Shareholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the name of the recommended individual, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Secretary, PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Shareholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee or our Board, by following the procedures set forth in Section 5(a) of our by-laws.

Oversight of Risk

Our management is responsible for risk management on a day-day basis. The role of our Board regarding risk management is to oversee the risk management activities of management directly and through its committees. The members of our Board and its committees discuss with management the procedures and practices utilized by management in assessing and managing risks, and provide input on those procedures and practices. In general, our Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our Audit and Finance Committee oversees risk management activities related to financial reporting, internal controls, and compliance with legal and regulatory requirements; our Compensation Committee oversees risk management activities relating to our compensation policies and practices; and our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition, management and structure, management succession planning and corporate governance. Each committee reports to the full Board on a regular basis, including with respect to the committee’s risk oversight activities as appropriate.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis, or CD&A, provides information regarding compensation paid to our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers during Fiscal Year 2015. We refer to these executive officers as our named executive officers. While this CD&A applies to the named executive officers, the principles of performance measurement and pay for performance discussed herein are applied broadly across management in the Company.

In 2014, our shareholders voted on our executive compensation program (also known as “Say on Pay”). Approximately 97.2% of the votes cast were voted to approve the compensation of our named executive officers. The Compensation Committee, or the Committee, considered the shareholder endorsement of the Committee’s decisions and policies and PAREXEL’s overall executive compensation program in continuing the pay-for-performance philosophy that is currently in place.

Provided below is a summary of our philosophy, the strategy and the major details of our approach to compensating our named executive officers.

Executive Summary

Our performance in Fiscal Year 2015 was strong

Overall, we achieved strong financial and operational performance during Fiscal Year 2015 which further solidified our leadership position in the marketplace, although we did not meet our operating income target required to fund the Fiscal Year 2015 cash bonus Management Incentive Plan, or MIP. The key results of the year are summarized below:

•

Increase in backlog, which grew 6.5% to $5.3 billion at the end of Fiscal Year 2015 from $5.0 billion at the end of our fiscal year ended June 30, 2014, or Fiscal Year 2014 (backlog is computed as gross new business wins, less cancellations, as adjusted for the positive/negative impact of foreign currency exchange rates);

•	Double digit net income and earnings-per-share, or EPS, growth from Fiscal Year 2014;

•	Strong return on invested capital, or ROIC, of 21.6%; and

•	One- and three-year total shareholder returns of approximately 20.1% and 127.9%, respectively, as of June 30, 2015.

We pay for performance

Our executive compensation program ties a substantial portion of each named executive officer’s overall cash compensation to the achievement of key strategic, financial and operational goals.

Consistent with this approach, the compensation of our named executive officers for Fiscal Year 2015 featured:

•	Base salary merit increases for our named executive officers that reflected individual and Company performance, with an average percentage increase of approximately 5.4% from Fiscal Year 2014;

•	A compensation package more heavily weighted toward incentive compensation rather than fixed pay (salary), in order to emphasize our focus on pay for performance;

•	Since the target operating income required to fund the Fiscal Year 2015 MIP was not achieved, no cash payouts under the terms of this program were made;

•

As described below, a discretionary cash bonus was approved to be paid to roughly 3,000 managers, including our named executive officers, in recognition of generally strong operating performance achievement in Fiscal Year 2015, as well as initiation and achievement of several milestones in a multiyear margin improvement program; and

•

An approximately equal mix (based on value) of stock options and restricted stock/restricted stock units/performance restricted stock units being granted as long-term performance incentives that are designed to motivate executives to increase shareholder value over the long-term:

¡	Our stock options vest in equal annual installments over a four-year period;

¡	Our restricted stock or restricted stock units have performance vesting criteria and, if the criteria is satisfied, will vest as to all shares three years from the grant date; and

¡

Our performance restricted stock units have performance vesting criteria which allow the recipient to receive up to 150% of the award target potential in the event metric targets are exceeded and, if the criteria is satisfied, will vest as to the shares earned three years from the grant date.

Our compensation program is designed to provide fairness and competitiveness and align executive and shareholder interests over both short and longer terms

As described below, our executive compensation program incorporates a number of key features that are designed to align the interests of our named executive officers with the interests of our shareholders.

•	We formally compare our executive compensation to a Peer Group (as defined below), which consists of 14 companies that are similar in size to PAREXEL and operate in the same or similar industries.

•

Our revenue approximates the mean revenue of our Peer Group as a whole, and is also similar to each of the companies included within the Peer Group. We believe that the Peer Group reflects the market in which we compete for management talent and therefore represents a meaningful comparator for compensation.

•	By design, our average total direct compensation for named executive officers approximates the median of our Peer Group.

•

Our executive officers are required to satisfy a minimum level of ownership of our common stock equal to the greater of (a) 10,000 or (b) a multiple of his or her current salary calculated as set forth below (see “—Stock Ownership Guidelines”).

•	We have adopted an Executive Compensation Recoupment (“Clawback”) Policy, pursuant to which cash and equity incentive compensation paid to executive officers may be recovered in certain circumstances.

•

Our programs include several design features that reduce the likelihood of excessive risk-taking, including payment of incentive compensation after performance has been determined, balanced incentive metrics, caps on annual incentive payments, and vesting of discretionary authority and responsibility in the Committee to recognize performance outside of formal programs.

•	We have double-trigger provisions in all of our named executive officers’ change of control agreements.

•	We limit the use of perquisites.

Overview of Compensation Program and Philosophy

The Committee seeks to achieve the following broad goals in connection with our executive compensation programs and decisions regarding individual compensation:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives, including short-term operating goals and longer-term strategic objectives;

•

promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and personal performance goals;

•	encourage cooperation among executives within and between different business units; and

•	align executives’ incentives with the creation of shareholder value.

To achieve these objectives, the Committee evaluates our executive compensation program with the goal of setting compensation at levels the Committee believes are competitive with those of other companies in our industry and that compete with us for executive talent. In addition, through a management incentive plan, our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals as measured by metrics such as net new business, adjusted EPS, business operating margin, or BOM, and customer satisfaction. Additionally, compensation of our executives is tied to the completion of specific personal goals established by the Committee at the beginning of each fiscal year. We also provide a portion of our executive compensation in the form of stock option grants that vest over time and restricted stock/restricted stock unit awards and performance restricted stock units that are performance based and vest over time. We believe that this approach helps us to retain our executives and aligns their interests with those of our shareholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

How Executive Compensation is Determined

The Role of the Compensation Committee.    The Committee is composed of three non-employee, independent directors selected from the Board.

The Committee is responsible for reviewing, setting and approving the compensation of our named executive officers, including our Chief Executive Officer. The specifics of the responsibilities of the Committee can be found in the Committee’s charter located on our website at www.parexel.com under the category “Investors-Corporate Governance.” The Committee meets regularly regarding compensation issues and regularly receives input from its independent compensation consultant.

The Role of the Compensation Consultant.    In Fiscal Year 2015, the Committee retained the services of Pearl Meyer & Partners, or the Consultant, an independent executive compensation consulting firm. The services that the Consultant performed for the Committee in Fiscal Year 2015 included a review of the Peer Group, executive and board compensation benchmark studies, assisting with proxy disclosure, and providing general compensation advice. In addition and as part of its ongoing role with the Committee, the Consultant attended most Committee meetings where executive compensation decisions were made in order to provide timely feedback on questions and decisions before the Committee.

The Consultant reports directly to the Committee and carries out responsibilities as assigned by the Committee. The Committee has the sole authority to retain and terminate the Consultant and to approve the Consultant’s fees and all other terms of the engagement. The Committee has direct access to the Consultant throughout the year.

The Role of Management.    While the Committee has sole responsibility for approving compensation targets and awards, the Committee solicits input from our Chief Executive Officer in setting the targets, evaluating the performance, and recommending appropriate salary and incentive awards of each other named executive officer. The Chief Executive Officer participates in Committee meetings at the request of the Committee in order to provide background information and explanations supporting his recommendations. However, our Chief Executive Officer does not have a vote in Committee matters. Furthermore, the Committee meets in executive session without our Chief Executive Officer present at each in person meeting of the Compensation Committee, as well as outside formal committee meetings, to facilitate the exchange of candid views among Committee members and establish our Chief Executive Officer’s compensation.

Competitive Benchmarking

The Committee considers competitive marketplace practices in making its compensation decisions by reviewing our executive compensation against compensation paid to executives in comparable roles at comparable companies. The Committee believes that compensation provided to executives at these companies is an important consideration in making executive compensation decisions as we compete with those entities for business and/or for management talent. In connection with its compensation determinations for Fiscal Year 2015, the Committee engaged the Consultant to collect and analyze compensation information from peer companies and to help establish such compensation benchmarks. As part of its engagement, the Consultant provided to the Committee a review of the compensation practices at the peer companies and a competitive assessment of the compensation of our executive officers (including the named executive officers).

In determining the companies that comprise the Peer Group for Fiscal Year 2015, the Committee considered and then established relevant criteria for selecting comparable peer companies. Such criteria related to the size of PAREXEL and the complexity of our business, including industry, customer base, services provided, geographic scope, revenue and market capitalization. Based on these criteria the Committee determined the most directly relevant peer companies and worked with the Consultant to augment the group with other appropriate peer companies based on the criteria identified above to identify a statistically valid peer group sample size. As an outcome of that process, the Committee approved the Peer Group for its compensation comparisons, which included 14 public companies generally comparable to PAREXEL with respect to revenue, market capitalization and industry. More specifically, the Fiscal Year 2015 Peer Group included the following companies:

Alere Inc.

Bio-Rad Laboratories Inc.

Bruker Corp.

Charles River Laboratories International, Inc.

Covance Inc.

Haemonetics Corporation

Hospira Inc.

Icon plc

Idexx Labs Inc.

Illumina Inc.

Patheon Inc.

PerkinElmer, Inc.

Quintiles Transnational Holdings Inc.

West Pharmaceutical Services Inc.

The Committee, with the assistance of the Consultant, also reviewed broader life-science industry-specific executive compensation survey data for comparably-sized companies in order to provide a supplemental broader market perspective and serve as a check and balance against the Peer Group data. All elements of compensation were benchmarked against market data.

Elements of our Executive Compensation Program

Overview of Compensation.    Our executive compensation program generally consists of the following elements:

•	base salary;

•	annual incentive cash bonuses;

•	equity awards;

•	health care, life insurance and other employee benefits; and

•	severance and change of control arrangements.

Using these five elements of compensation, we believe we are able to remain competitive with our peers and to ensure that our named executive officers are appropriately incentivized to deliver short-term results while also creating long-term shareholder value.

Target Pay and Mix for Compensation Elements

Our compensation program operates not only based on the application of comparisons to our Peer Group, but also through the judgment of the Committee. We do not employ a purely formulaic approach to our compensation decisions. In making its compensation determinations, the Committee reviews all elements of compensation for each of our named executive officers. In addition, in determining current and future compensation, the Committee considers the economic value as well as the retention value of prior equity grants received by our named executive officers and each named executive officer’s compensation compared to the compensation of our other executives and other employees generally. In determining the reasonableness of a named executive officer’s total compensation, the Committee considers not only corporate, business unit and personal performance compared to targets, but also the nature of each element of compensation provided, including salary, bonus, and long-term incentive compensation, as well as the executive’s severance and change of control arrangements.

We do not target any specific market position in establishing compensation but generally aim to have a compensation program that is in line with benchmarked companies and survey data, as determined by all of the collected market information. We also consider the performance of PAREXEL with respect to comparative historical profit growth and shareholder return of companies in our Peer Group and the impact of compensation on our current year operating budget. These are overall guidelines that the Committee takes into account when establishing a named executive officer’s compensation. The Committee may determine that variations to these general targets are appropriate for an individual executive after considering a number of factors, including the individual executive’s past performance, tenure with the Company, experience, and contributions and importance to the Company.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Committee makes a judgment about what it believes to be the appropriate level and mix of the various compensation elements based on all of the criteria described below.

Compensation Element Details

Typically, at the beginning of each fiscal year, the Committee evaluates actual individual, business unit and corporate performance against the goals for the recently completed year. The Chief Executive Officer prepares evaluations of the other executives and recommends annual salary increases, management incentive bonuses and equity awards, if any, which are then reviewed and considered by the Committee. In the case of the Chief Executive Officer, the Committee conducts his individual performance evaluation and determines his compensation changes and awards. The evaluation and timing of executive reviews and salary increases are aligned with an annual review process that takes place at the same time each year.

Base Salary.    Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our named executive officers. When establishing the base salary of an executive officer, the Committee considers the compensation of executives in our Peer Group, other available compensation survey data, as well as a variety of other factors, including the historic salary levels of the executive, the nature of the individual’s responsibilities, the base salary of the individual at his or her prior place of employment if applicable, and the availability of well-qualified candidates who could assume the individual’s role. To the extent determined to be appropriate, the Committee also considers general economic conditions, the Company’s financial performance and each individual’s performance.

The percentage increase in the base salary of each of our named executive officers in Fiscal Year 2015 as compared to his respective salary for Fiscal Year 2014 is as follows:

Executive	Base Salary Fiscal Year 2014 (in thousands)	Base Salary Fiscal Year 2015 (in thousands)	% Base Salary Increase from Fiscal Year 2014 to Fiscal Year 2015
Josef H. von Rickenbach	$900	$950	5.6%
Ingo Bank.	$450	$470	4.4%
Mark A. Goldberg, M.D.	$580	$606	4.5%
Douglas A. Batt	$393	$407	3.6%
Gadi Saarony	$405	$425	5.0%

Cash Bonuses.    Our named executive officers are eligible to receive cash bonuses under our MIP, but only upon achievement of specific goals and targets. The MIP is intended to focus our executives and other employee participants on the accomplishment of organizational goals and specific individual performance objectives identified as critical to our success. Potential amounts payable under the MIP are calculated as a percentage of the applicable executive’s base salary paid during the fiscal year. The Committee establishes each executive’s percentage during the first quarter of each fiscal year based on the executive’s roles and responsibilities, the market information provided by the Consultant, the executive’s target percentage in prior years, the executive’s total compensation and the executive’s performance. At the same time, the Committee sets the corporate, business unit and personal performance goals for each executive. While payments under the MIP are calculated and paid according to the MIP, the Committee reserves the right to reward executives outside of the MIP in order to recognize extraordinary circumstances or performance of the executive or the Company.

Corporate performance goals for each fiscal year are set by the Board as a whole. Based on these performance goals and discussions with our Chief Executive Officer, the Committee sets financial and operational targets under the MIP for the executive officers individually. For those executives who are part of a business unit, business unit performance objectives consistent with corporate performance goals are set; for executives who are not part of a business unit, functional unit goals consistent with corporate performance goals are set. Finally, personal goals are proposed by each executive officer and are reviewed and approved by the Chief Executive Officer. Personal goals can constitute no more than 20% of the opportunity for any individual under the MIP. As an executive officer, the Chief Executive Officer’s goals are set in a similar fashion. Factors such as the effect of a goal on near-term and long-term company value (as measured by stock price), difficulty in attainment of a goal and ability of the executive officer, given his position in the organization, to impact that specific goal are all taken into account in this process.

Following the end of the fiscal year, the Committee, with the assistance of the Chief Executive Officer for all executive officers other than him, reviews actual results and performances against the goals for such fiscal year and determines the amounts, if any, of the bonuses to be paid to the executive officers under the MIP. The amounts actually paid are determined based on the extent to which goals for that year are achieved. The Committee may decrease but not increase a calculated payment under the MIP in certain circumstances. For example, an executive could receive a lower payment under the MIP when individual or business unit goals are achieved (or even overachieved) but the corporate goals are not achieved.

The Committee also reserves the right to reduce awards for individuals, or for the executive team as a whole, if, in its judgment, the achievement of goals was due to unusual business or environmental factors rather than actual executive performance. Discretionary bonuses were approved to be paid to the named executive officers as discussed below for Fiscal Year 2015, as no payments were made under the MIP for Fiscal Year 2015.

The Committee approved targets under the MIP for Fiscal Year 2015 in September 2014. A targeted operating income metric must be satisfied in order to fund the MIP and for any cash bonuses to be payable under the MIP for the applicable fiscal year. Under the MIP for Fiscal Year 2015, the executive officers’ incentives consisted of corporate, business unit and personal goals. The corporate goals set by the Board included specific adjusted EPS and net new business objectives, and the business unit objectives were based on achieving predetermined business unit BOM and customer satisfaction objectives. As noted above, many factors determine performance goals, and setting targets is both subjective and objective. In addition, the Committee believes that there is value in establishing goals that represent a performance “stretch.” For Fiscal Year 2015, Company goals were set to have a roughly 80% chance of attainment based on budgets, market conditions and historical factors. For executives to be awarded any payment under the adjusted EPS or BOM elements of the Fiscal Year 2015 MIP, at least 90% of the target had to be attained. For executives to be awarded any payment under the net new business element of the Fiscal Year 2015 MIP, 100% or more of the target had to be attained. Over-achievement of adjusted EPS and BOM goals enables an individual to earn more than 100% of the targeted MIP for these components. Each percentage point of overachievement related to adjusted EPS and BOM results in an additional 2% of target bonus related to that metric being earned (up to a maximum of 150% of target for that metric). Overachievement of net new business or personal goals does not result in an additional payout. However, to the extent any such over-achievement payment would cause the Company to miss its operating income targets, that payment is reduced. Each percentage point of underachievement related to personal goals results in a 1% reduction of target bonus related to this metric.

Customer satisfaction is based upon the results of surveys taken during the fiscal year with our clients, using a 10-point rating system to measure overall customer satisfaction. For an executive to be awarded any payment under the customer satisfaction element of the Fiscal Year 2015 MIP, the average of all customer survey scores for overall customer satisfaction must be no lower than 0.4 points below the target set for Fiscal Year 2015. Each 0.1 point for overall customer satisfaction above the target will result in an additional 6.25% of target bonus related to that metric being earned (up to a maximum of 125% of target for that metric). Each 0.1 point for overall customer satisfaction below target results in a 12.5% reduction in target bonus related to this metric to a threshold payout of 50%.

For Fiscal Year 2015, the MIP goals focused primarily on growing EPS and growing net new business. The specific goal regarding adjusted EPS for Fiscal Year 2015 was for the Company to realize an adjusted diluted EPS of $2.53/share, a 16.6% increase over adjusted diluted EPS for Fiscal Year 2014. Adjusted diluted EPS for Fiscal Year 2015 was EPS calculated in accordance with generally accepted accounting principles in the United States, or GAAP, excluding: $3.3 million in adjustments to legal charges related to disputes, and acquisition and integration charges; restructuring charges of $19.8 million; $137,000 in accelerated amortization of deferred financing fees; and the associated impact of the foregoing adjustments to income taxes of approximately $8.6 million. Adjusted diluted EPS for Fiscal Year 2014 was EPS calculated in accordance with GAAP, excluding: $1.1 million in adjustments to legal charges related to disputes, and acquisition and integration charges; a decrease in facility related charges of $0.4 million related to restructuring plans; a $0.2 million recovery from a bankruptcy settlement on a previously impaired asset; and the associated impact of the foregoing adjustments to income taxes of approximately $4.7 million. In September 2014, the Committee set a corporate net new business target for the Company of approximately $2.483 billion for Fiscal Year 2015, a 12.1% increase over corporate net new business for Fiscal Year 2014. With regard to the goals set by the Board for BOM and customer satisfaction objectives, in each case the Committee set an incentive objective with an expected probability of achievement of 80% based on historical performance and established budgets. With regard to the personal goals of the executives, the Committee set incentive targets with an expected probability of achievement of 80% based on historical performance and established budgets. For the Company as a whole, using actual adjusted numbers, 110% of the adjusted EPS target was achieved and 99.7% of the net new business target was achieved. No bonuses were paid under the MIP for Fiscal Year 2015 because the Company missed the target set for operating income required to fund the MIP.

In evaluating the Company’s performance for Fiscal Year 2015, the Committee took a broad look at the performance of the Company generally and management specifically. This included the root causes of the shortfall in achievement of operating targets related to the MIP in light of the generally strong performance in EPS, backlog, customer satisfaction and ROIC, the solid 1 and 3 year total shareholder returns, and particularly the introduction in the middle of the fiscal year of a specific initiative to improve operating margins over a three year period. As a result of this review, the Committee concluded that awarding a discretionary bonus was in the best interests of PAREXEL to reinforce the importance of continued operating margin improvement, as well as recognize the effort and achievements of key performers. The Committee concluded, however, that this special incentive needed to extend beyond the named executive officers and include the larger management team in order to have the intended effect. The discretionary bonuses were calculated with reference to the extent of actual achievement against the Fiscal Year 2015 MIP finance and business performance targets for each named executive officer discussed above. The bonuses for Messrs. Bank and Saarony were increased to recognize their achievements regarding advancement of organizational and strategic goals in their units during Fiscal Year 2015.

The personal goals for the named executive officers for Fiscal Year 2015 were as follows:

•

Mr. von Rickenbach’s personal goals for Fiscal Year 2015 consisted of qualitative goals relating to improvement of financial metrics, quality, development of management teams, company strategy, and corporate development.

•

Mr. Bank’s personal goals for Fiscal Year 2015 consisted of qualitative goals relating to development of management teams, improvement of financial metrics, finance function development, company strategy and client relationships.

•

Dr. Goldberg’s personal goals for Fiscal Year 2015 consisted of qualitative goals relating to operational improvement and efficiencies, company strategy, corporate development, development of management teams, and investor relations.

•	Mr. Batt’s personal goals for Fiscal Year 2015 consisted of qualitative goals relating to operational improvement design and execution, operational efficiency and risk management.

•

Mr. Saarony’s personal goals for Fiscal Year 2015 consisted of qualitative goals relating to development of management team, improvement of business unit financial metrics, operational improvements and quality.

The incentive bonus targets under the MIP were established for the named executive officers by the Committee for Fiscal Year 2015, and the amount of the bonuses approved to be paid outside the MIP, were:

Executive	Metrics	Target Percent of Base(1)	Maximum Percent of Target(2)	Maximum Percent of Base(3)	Bonus Target	Actual Bonus Approved to be Paid(4)
Josef H. von Rickenbach	Net New Business EPS Personal	110%	130.0%	143.0%	$1,026,700	$400,435
Ingo Bank	Net New Business EPS Personal	55%	132.5%	72.9%	$254,800	$137,206
Mark A. Goldberg, M.D.	Net New Business EPS Personal Customer Satisfaction	65%	125.0%	81.25%	$388,300	$151,417
Douglas A. Batt	Net New Business EPS Personal	45%	131.25%	59.1%	$181,100	$70,622
Gadi Saarony.	Net New Business EPS Personal BOM Customer Satisfaction	45%	130.0%	58.5%	$188,300	$103,400

(1)	Target incentive bonus of the executive expressed as a percentage of the executive’s base salary, assuming that MIP targets are met but not exceeded.

(2)	Maximum percentage by which an executive’s actual incentive bonus may exceed the executive’s target incentive bonus, assuming that MIP targets are exceeded.

(3)	The product of the preceding columns, which is equal to the maximum amount of incentive bonus an executive may receive under the MIP, expressed as a percentage of the executive’s base salary.

(4)	All bonuses approved to be paid were outside the MIP.

The target and maximum achievement for corporate objective goals for Fiscal Year 2015 are set forth below.

Metric	Target Goal	Maximum Achievement Level	Actual Achievement Level (Percent of Target Goal)	Payout Related to Each Metric as a % of Target Payout
Net New Business	$2.483 billion	$2.483 billion	$2.476 billion	0%
			(99.7)%
Adjusted EPS	$2.53	$3.79	$2.79(1) (110.0%)	0%
BOM	BOM targets are set to a level where the expected probability of achievement is 80% based on historical performance and established budgets.
Customer Satisfaction	Customer satisfaction targets are set to a level where the expected probability of achievement is 80% based on historical data, and performance is based upon the results of customer surveys conducted by a third party.

(1)	Adjusted diluted EPS for Fiscal Year 2015 was EPS calculated in accordance with GAAP excluding: $3.3 million in adjustments to legal charges related to disputes, and acquisition and integration charges; restructuring charges of $19.8 million; $137,000 in accelerated amortization of deferred financing fees; and the associated impact of the foregoing adjustments to income taxes of approximately $8.6 million.

Equity Awards.    Our equity awards program is the primary vehicle for offering long-term incentives to our executive officers, including named executive officers. We believe that equity grants provide our executives with a strong link to our long-term stock performance, create an ownership culture and help to align the interests of our executive officers and our shareholders. Equity grants are intended as both a reward for contributing to our long-term success and an incentive for future performance. The vesting feature of our equity grants is intended to further our goal of executive retention by providing an incentive to our named executive officers to remain in our employ during the vesting period. In determining the size of an equity grant to one of our executives, the Committee considers a number of factors, including, but not limited to, comparable equity awards of executives in our Peer Group, our company-level financial performance, the applicable executive’s previous awards and the recommendations of management and the consultants to the Committee. In addition the Committee takes into consideration the total amount of the grants to ensure the amounts are within the ranges for our Peer Group.

Equity awards have typically taken the form of stock options and restricted stock or restricted stock unit awards. However, under the terms of our stock incentive plans, we may grant equity awards other than stock options, restricted stock and restricted stock unit awards, such as stock appreciation rights. Equity-based compensation is converted to a dollar basis using accepted methods such as the Black-Scholes option pricing model and in a manner consistent with reporting under Financial Accounting Standards Board, or FASB, Accounting Standards Classification, or ASC, Topic 718, Compensation-Stock Compensation.

The Committee approves all equity awards. The Committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall compensation philosophy and objectives. In addition, the Committee considers competitive data provided by the Consultant; individual performance during the relevant fiscal year; retention levels evidenced by existing equity ownership; previous grants of stock options, restricted stock and restricted stock units; vesting schedules of outstanding stock options, restricted stock and restricted stock units; and past financial performance and future expectations.

The Committee typically makes stock option and/or time- and performance-based restricted stock or restricted stock unit award grants to new executives, and annual grants to incumbent executives. However, the Committee has the discretion to make grants more frequently. Typically, our option awards vest 25% per year over four years, and restricted stock and restricted stock unit awards vest 100% on the third anniversary of the grant date if the Company had a positive adjusted net income for the Fiscal Year that the award was granted. In September 2014, the Committee approved a change to our long-term incentive program by reallocating a portion of equity awards from restricted stock to performance restricted stock units, or PRSUs, which require that the Company satisfy certain financial metrics over a three-year period in order for any PRSUs to vest and shares be issued on the third anniversary of the grant date. The terms of the PRSUs allow the recipient to receive up to 150% of the award target potential in the event metric targets are exceeded. The Committee believes these targets represent challenging goals that will require significant growth in revenues and profitability to achieve. We disclose the target metric for the PRSUs in arears because they represent competitively sensitive information that would reveal, among other things, our assessments of potential market opportunities and expectations about future revenues and profitability based on our insight into market conditions. The decision to add PRSU awards was based on the consideration that such a requirement would further align management with shareholder interests and directly link incentive awards to shareholder value creation, as well as the potential to qualify the awards under Section 162(m) of the Internal Revenue Code of 1986, as amended, or Section 162(m), which is in the interest of shareholders (see discussion below under “Tax and Accounting Considerations”).

In September 2014, we made the following grants of restricted stock/restricted stock units, stock options and PRSUs to our named executive officers:

Executive	Number of Shares of Restricted Stock(#)	Number of Securities Underlying Options (#)	Target Number of Securities Underlying PRSUs (#)
Josef H. von Rickenbach	24,200	93,300	10,400
Ingo Bank	5,100	19,800	2,200
Mark A. Goldberg, M.D.	6,500	25,000	2,800
Douglas A. Batt	2,900	11,100	1,200
Gadi Saarony.	2,400	9,300	1,000

In September 2015, the Committee reviewed the Company’s Fiscal Year 2015 financial results to determine the amounts earned for each of our named executive officers under the PRSUs awarded in September 2014, or the 2014 PRSUs, based on metrics for Fiscal Year 2015. The number of shares of common stock earned under the 2014 PRSUs in Fiscal Year 2015 were as follows:

Grant	Performance Period	Target Performance	Actual Performance	Shares Earned (% of Annual Target)[1]
2014 PRSUs	Fiscal Year 2015	$248.0 million Adjusted EBITA[2]	$239.5 Million	82.5%

(1)	The annual target is equal to the target number of securities underlying a PRSU award divided by 3. The PRSUs will vest with regard to earned shares, and be paid in shares of common stock, on September 10, 2017.

(2)	Adjusted EBITA is earnings before interest, taxes and amortization, as adjusted for (i) extraordinary items (ii) unusual or non-recurring items unrelated to the core business operations, (iii) discontinued operations, (iv) gains or losses on the dispositions of discontinued operations, (v) the cumulative effects of changes in accounting principles, (vi) gains or losses related to financing activities, or (vii) acquisition and integration charges.

The Committee reviews and approves all equity incentive grants at regularly scheduled Committee meetings. Historically, the Committee has set the exercise price of the stock options equal to the closing price of our common stock on the Nasdaq Global Select Market on the most recent trading day prior to the grant date. We have no practice or policy under which stock options or restricted stock or restricted stock units would be granted in anticipation of future company events.

As stated above, the Committee granted annual equity awards to the Company’s named executive officers in September 2014. In determining the amount and terms of such equity awards, the Committee considered the following factors, each of which is discussed below:

•	our financial performance relative to that of the companies in our Peer Group;

•	our business strategy and organizational objectives;

•	our total reward strategy and compensation philosophy;

•	competitive data provided by the Consultant;

•	the accounting charge associated with each equity award; and

•	each named executive officer’s general performance during the relevant fiscal year.

With regard to our financial performance relative to that of the companies in our Peer Group, the Committee reviewed one-year and three-year revenue growth, return on equity and pre-tax income margin of the companies in our Peer Group over the relevant time period and noted that the Company’s financial performance was approximately equal to the median. As a result of this analysis, the Committee decided that the amount and terms of equity awards to our named executive officers should generally track the median of the amounts and terms of equity awards granted to named executive officers at the companies in our Peer Group.

Using data provided by the Consultant, the Committee considered, with respect to each of our named executive officers, the market-competitive range for equity grants for executive officers of comparable positions based on reviewing the 25th, 50th and 75th percentile of the companies in our Peer Group, using the 50th percentile as its reference point. The dollar value of awards was then determined in light of the analysis described in the following paragraph. The Committee calculated the number of shares to grant to our named executive officers by dividing the determined dollar amounts by the closing price of our common stock on the previous day for restricted stock, and the estimated Black-Scholes value for stock options. The Committee elected to use our current stock price in the calculation because it determined that such metric best reflected the value of the Company’s common stock at the time of the decision.

The Committee considered the general performance (taking into account past performance and expected future contributions) of each of our named executive officers over the course of the year, as well as retention requirements, and then made a subjective determination as to the size of the equity award versus the market competitive range. This evaluation was not made against a pre-determined set of criteria, but was a general subjective assessment of overall individual performance during the relevant time period. Following those calculations, the Committee then reviewed the accounting charge that would be associated with each preliminary grant to each of our named executive officers to determine if such charge would have a disproportionately negative effect on our financial performance. As a result of these considerations, the Committee granted the equity awards in the amounts calculated as described in the preceding paragraph.

The following grants of restricted stock, stock options and PRSUs were awarded on September 9, 2015, after the end of Fiscal Year 2015, in accordance with the methodology and granting practice discussed above:

Executive	Number of Shares of Restricted Stock(#)	Number of Securities Underlying Options (#)	Target Number of Securities Underlying PRSUs (#)
Josef H. von Rickenbach	21,015	95,000	9,000
Ingo Bank	4,700	21,000	2,000
Mark A. Goldberg, M.D.	5,900	26,800	2,500
Douglas A. Batt	2,500	11,400	1,100
Gadi Saarony.	2,400	10,700	1,000

Benefits and Other Compensation.    We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan. During Fiscal Year 2015, we generally matched 100% of the employee contributions to our 401(k) plan, up to a maximum of 3% of the participating employee’s annual salary and not to exceed $3,000, and subject to certain additional statutory age-based dollar limitations. Named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Each of our named executive officers located in the United States contributed to our 401(k) plan and their contributions were matched by the Company.

We also maintain a non-qualified deferred compensation plan, which is generally intended to provide comparable benefits above the applicable limits of our 401(k) qualified plan. Participating executives may defer up to 100% of their annual compensation. The amounts deferred are fully vested and can be invested in a number of index, tax exempt and growth fund investment vehicles. We do not make any contributions, matching or otherwise, to the non-qualified deferred compensation plan. Amounts deferred are payable in 15 annual installments once the participant has reached the age of 65, although an executive may request that payments of deferred amounts be made in a fewer number of payments. Amounts deferred are also payable on the first day of the month following termination of the participant’s employment with us for any reason prior to the age of 65 or due to total and permanent disability.

We occasionally pay relocation expenses for newly hired executive officers whom we require to relocate as a condition of their employment by us. We believe that this is a typical benefit offered by comparable companies to executives who are asked to relocate and that we would be at a competitive disadvantage in trying to attract executives if we did not offer relocation assistance.

In Fiscal Year 2015, Mr. von Rickenbach recognized $29,300 in income in connection with the use of a company car. In addition, Mr. von Rickenbach received tax gross-up payments for income taxes on his use of a company car in the amount of $21,789.

Our employee stock purchase program is generally available to all employees who work more than 20 hours per week, including our named executive officers so long as they own less than 5% of our outstanding shares of common stock. Our employee stock purchase plan allows participants to purchase shares of our common stock at a 5% discount from the fair market value of the common stock at the end of the applicable purchase period. Mr. von Rickenbach participated in the employee stock purchase program during Fiscal Year 2015.

Severance and Change of Control Agreements.    We have entered into an employment agreement with Mr. von Rickenbach and Executive Change of Control/Severance Agreements with Dr. Goldberg and Messrs. Bank and Batt. These agreements are described below under the caption “Employment and Change of Control Agreements.”

Pursuant to the employment agreement we have entered into with Mr. von Rickenbach and the Executive Change of Control/Severance Agreements with Dr. Goldberg and Messrs. Bank and Batt, such executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances. In negotiating and establishing the terms of these agreements with our named executive officers, the Committee sought to bring the executives’ employment terms in line with the severance terms of executives in our Peer Group. We believe that providing these benefits helps us to compete for and retain executive talent. After reviewing the practices of companies represented in our Peer Group, we believe that our change of control severance benefits are generally in line with packages offered to executives by these companies.

Our change of control benefits are structured as “double trigger” benefits. In other words, the change of control itself does not trigger benefits; rather, benefits are paid only if the employment of the executive is terminated either by the Company without cause or by the executive for good reason during a specified period after the change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing executives with appropriate incentives to support any change of control that is in the best interests of the shareholders and as a result of which they believe they may lose their jobs.

We have provided more detailed information about these benefits, along with estimates of their value in various circumstances, under the captions “Employment and Change of Control Agreements” and “Potential Payments Upon Termination or Change of Control” below.

Compensation Policies and Practices as They Relate to Risk Management

We have reviewed our compensation policies and programs for all employees and concluded that any risks arising from our compensation policies and programs are not reasonably likely to have a material adverse effect on the Company. In 2014, the Committee adopted an Executive Compensation Recoupment Policy, or the Clawback Policy, pursuant to which cash and equity incentive compensation paid to an executive officer may be recovered by the Company in the event that such executive officer’s intentional misconduct results in non-compliance with financial reporting obligations and a restatement of the Company’s financial reports.

Tax and Accounting Considerations

Compliance with Internal Revenue Code Section 162(m).    Section 162(m) generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our chief executive officer and the three other most highly compensated executive officers (but not including our chief financial officer). Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. There can be no assurance that compensation attributable to our incentive arrangements will be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes such payments are appropriate and in the best interests of our company and our shareholders.

Stock Ownership Guidelines.

We have stock ownership guidelines which require each of our executive officers, within five years of becoming an executive officer of the Company, to own the number of shares of our common stock equal to the greater of (a) 10,000 shares of our common stock or (b) the executive officer’s then current base salary multiplied by the multiple specified below, with the product then divided by the average closing price of our common stock for the prior one year period as of the last day of the fiscal year. The multiple used for this calculation is equal to:

•	3.0x for our Chief Executive Officer;

•	1.5x for our Chief Operating Officer; and

•	1.0x for all other executive officers.

Each of our executive officers is required to retain 50% of the net shares he or she receives through our equity incentive program until the minimum ownership requirement is satisfied. The ownership requirement may be satisfied with shares of unvested restricted stock and restricted stock units, as well as vested, unexercised in-the-money stock options.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis of this Proxy Statement required by Item 402(b) of Regulation S-K with our management. Based on its review and discussions with our management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee

of the Board of Directors

Richard L. Love (Chairman)

Patrick J. Fortune, Ph.D.

Ellen M. Zane

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer, and each of our three other most highly compensated executive officers during Fiscal Year 2015 with respect to our three most recently completed fiscal years. We refer to these executive officers as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non- Equity Incentive Plan Compensation ($)	All Other Compen- sation ($)(3)	Total ($)
Josef H. von Rickenbach	2015	933,600	400,435	2,079,460	1,869,571	—	73,478	5,356,544
Chairman & Chief	2014	883,333	—	1,752,638	1,772,320	1,037,525	73,264	5,519,080
Executive Officer	2013	841,667	—	1,752,970	1,637,440	966,128	73,480	5,271,684
Ingo Bank(4)	2015	463,333	137,206	438,730	396,758	—	8,579	1,444,606
Senior Vice President and	2014	441,477	250,000	828,935	819,543	266,780	6,427	2,613,162
Chief Financial Officer						—
Mark A. Goldberg, M.D.	2015	597,400	151,417	558,930	500,957	—	17,364	1,826,067
President & Chief Operating	2014	570,000	—	512,610	518,434	389,320	15,936	2,006,300
Officer	2013	541,667	—	500,410	468,055	386,064	15,332	1,911,528
Douglas A. Batt	2015	402,458	70,622	246,410	222,425	—	7,030	948,945
Senior Vice President,	2014	388,693	—	234,336	238,721	189,056	6,685	1,057,491
General Counsel and Secretary	2013	370,018	5,100	239,460	222,740	195,339	6,400	1,039,058
Gadi Saarony	2015	418,530	103,400	204,340	186,356	—	6,332	918,958
Senior Vice President,	2014	396,694	100,000	185,516	188,083	183,825	5,747	1,059,865
Clinical Research Services	2013	373,350	—	150,430	139,979	177,718	5,747	712,223

(1)	These amounts represent the aggregate grant date fair value of restricted stock and stock option awards for Fiscal Year 2015, Fiscal Year 2014 and the fiscal year ended June 30, 2013, or Fiscal Year 2013, respectively, in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. The amounts calculated in accordance with FASB ASC Topic 718 may not reflect actual amounts realized by the named executive officer for these awards during Fiscal Years 2015, 2014 or 2013. Refer to Note 12, “Stock and Employee Benefit Plans”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal Year 2015 filed with the SEC on August 25, 2015 for the relevant assumptions used to determine the valuation of our option and restricted stock awards. We recognize the value as of the grant date for stock options and restricted stock for financial reporting purposes over the number of days of service required for the award to become vested.

(2)	Includes PRSUs (at target). The value of all stock awards issued in Fiscal Year 2015 assuming vesting of the maximum number of PRSUs would be as follows: Mr. von Rickenbach — $2,391,980; Mr. Bank — $504,840; Dr. Goldberg — $643,070; Mr. Batt — $282,470; and Mr. Saarony — $234,390.

(3)	“All Other Compensation” for each of our named executive officers for Fiscal Year 2015 includes the following:

	Mr. von Rickenbach	Mr. Bank	Dr. Goldberg	Mr. Batt	Mr. Saarony
Tax gross up for use of company car	$21,789	—	—	—	—
Use of company car	$29,300	—	—	—	—
Company match on 401(k)	$3,000	$3,000	$3,000	$3,000	$3,000
Premiums paid by us for supplemental disability insurance	$19,269	$5,579	$10,363	$4,030	$3,332
Professional development fees	—	—	$4,001	—	—

(4)	Mr. Bank started employment with the Company in July 2013.

The table below shows each grant of an award made to a named executive officer under any incentive plan during Fiscal Year 2015.

Grants of Plan-Based Awards For Fiscal Year 2015

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards*(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)*	All Other Option Awards: Number of Securities Underlying Options (#)*	Exercise or Base Price of Option Awards ($/Sh)	Closing Market Price on Grant Date(2)	Grant Date Fair Value of Stock and Option Awards(3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Josef H. von Rickenbach	9/10/14	533,884	1,026,700	1,334,710
	9/10/14				520	10,400	15,600				$60.10	$625,040
	9/10/14							24,200			$60.10	$1,454,420
	9/10/14								93,300	$57.93	$60.10	$1,869,571
Ingo Bank	9/10/14	117,208	254,800	337,726
	9/10/14				110	2,200	3,300				$60.10	$132,220
	9/10/14							5,100			$60.10	$306,510
	9/10/14								19,800	$57.93	$60.10	$396,758
Mark A. Goldberg, M.D.	9/10/14	196,092	388,300	485,375
	9/10/14				140	2,800	4,200				$60.10	$168,280
	9/10/14							6,500			$60.10	$390,650
	9/10/14								25,000	$57.93	$60.10	$500,957
Douglas A. Batt	9/10/14	90,550	181,100	237,845
	9/10/14				60	1,200	1,800				$60.10	$72,120
	9/10/14							2,900			$60.10	$174,290
	9/10/14								11,100	$57.93	$60.10	$222,425
Gadi Saarony	9/10/14	94,150	188,300	244,790
	9/10/14				50	1,000	1,500				$60.10	$60,100
	9/10/14							2,400			$60.10	$144,240
	9/10/14								9,300	$57.93	$60.10	$186,356

*	Equity awards were granted pursuant to our 2010 Stock Incentive Plan. Non-Equity awards were granted pursuant to our 2015 MIP.

(1)	These columns reflect threshold, target and maximum payout levels under our 2015 MIP. No amounts were earned by any of the individuals listed above.

(2)	This column represents the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of grant. However, pursuant to our equity compensation grant procedures, the stock option awards were granted with an exercise price equal to the closing stock price of the Company’s common stock on NASDAQ on the last trading day prior to the date of grant.

(3)	The grant date fair value is the value of the awards as determined in accordance with FASB ASC Topic 718 and assumes target level achievement of performance based awards. Refer to Note 12, “Stock and Employee Benefit Plans”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for Fiscal Year 2015 filed with the SEC on August 25, 2015 for the relevant assumptions used to determine the valuation of our option and restricted stock awards. We recognize the value as of the grant date for stock options and restricted stock for financial reporting purposes over the number of days of service required for the award to become vested.

The following table sets forth information concerning restricted stock and restricted stock units that had not vested and stock options that had not been exercised for each of the named executive officers as of June 30, 2015.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Un- exercised Options (#) Un- exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that have not Vested (#)		Market Value of Shares of Stock that have not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Josef H. von Rickenbach	—	37,925	(3)	20.26	9/21/2019	57,100	(4)	$3,672,101	6,933	$445,861
	27,200	54,400	(5)	30.64	9/19/2020	35,900	(6)	$2,308,729
	18,375	55,125	(7)	48.69	9/11/2021	24,200	(8)	$1,556,302
		93,300	(9)	57.93	9/10/2022	2,860	(10)	$183,927
Ingo Bank	8,660	25,980	(11)	47.95	7/8/2021	17,320	(12)	$1,113,849	1,467	$94,343
		19,800	(9)	57.93	9/10/2022	5,100	(8)	$327,981
						605	(10)	$38,908
Mark A. Goldberg, M.D.	4,220	—		21.97	9/15/2018	16,300	(4)	$1,048,253	1,867	$120,067
	6,880	10,900	(3)	20.26	9/21/2019	10,500	(6)	$675,255
	15,550	15,550	(5)	30.64	9/19/2020	6,500	(8)	$418,015
	5,375	16,125	(7)	48.69	9/11/2021	770	(10)	$49,519
		25,000	(9)	57.93	9/10/2022
Douglas A. Batt	10,500	—		12.55	9/9/2017	7,800	(4)	$501,618	800	$51,448
	22,200	—		21.97	9/15/2018	4,800	(6)	$308,688
	16,950	5,650	(3)	20.26	9/21/2019	2,900	(8)	$186,499
	7,400	7,400	(5)	30.64	9/19/2020	330	(10)	$21,222
	2,475	7,425	(7)	48.69	9/11/2021
		11,100	(9)	57.93	9/10/2022
Gadi Saarony	—	6,200	(3)	20.26	9/21/2019	5,000	(4)	$321,550	667	$42,895
	—	4,650	(5)	30.64	9/19/2020	1,800	(6)	$115,758
	1,950	1,950	(7)	48.69	9/11/2021	2,100	(8)	$135,051
	—	9,300	(9)	57.93	9/10/2022	275	(10)	$17,685

(1)	Based on $64.31, the last sales price of our common stock on the NASDAQ Global Select Market on June 30, 2015.

(2)	Assumes target level achievement of performance based awards.

(3)	These stock options were granted on September 21, 2011 and vested in four equal annual installments starting on the first anniversary of the date of grant.

(4)	Shares of restricted stock granted on September 19, 2012. These shares vested in full on September 19, 2015.

(5)	These stock options were granted on September 19, 2012 and vest in four equal annual installments starting on the first anniversary of the date of grant.

(6)	Shares of restricted stock granted on September 11, 2013. These shares will vest in full on September 11, 2016.

(7)	These stock options were granted on September 11, 2013 and vest in four equal annual installments starting on the first anniversary of the date of grant.

(8)	Shares of restricted stock granted September 10, 2014. These shares will vest in full on September 10, 2017.

(9)	These stock options were granted on September 10, 2014 and vest in four equal annual installments starting on the first anniversary of the date of grant.

(10)	Shares earned under a PRSU award, which will vest in full on September 10, 2017.

(11)	These stock options were granted on July 8, 2013 and vest in four equal annual installments starting on the first anniversary of the date of grant.

(12)	Shares of restricted stock granted July 8, 2013. These shares will vest in full on July 8, 2016.

The following table sets forth information concerning the exercise of stock options and the vesting of awards of restricted stock during Fiscal Year 2015 for each of the named executive officers.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on vesting (#)	Value Realized on vesting ($)(2)
Josef H. von Rickenbach	172,575	6,309,072	75,500	4,634,190
Ingo Bank	—	—	—	—
Mark A. Goldberg, M.D.	66,972	2,549,655	21,700	1,331,946
Douglas A. Batt	8,300	400,736	11,200	687,456
Gadi Saarony	14,600	510,865	—	—

(1)	Value realized on exercise is the difference between the closing sales price of our common stock on the applicable exercise date and the exercise price of the options.

(2)	Value realized on vesting is the closing sales price of our common stock on the applicable vesting date.

The following table sets forth information concerning contributions from the named executive officers to our Nonqualified Deferred Compensation Plan for Fiscal Year 2015.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)		Registrant Contributions in Last FY ($)	Aggregate Earning in Last FY ($)(2)	Aggregated Withdrawals/ Distributions ($)	Aggregate Balance at Last FY End ($)(3)
Josef H. von Rickenbach	400,435	(4)	—	263,903	—	4,464,604	(4)
Ingo Bank	89,000	(4)	—	16,985	—	386,395	(4)
Mark A. Goldberg, M.D.	100,000		—	11,524	—	281,302
Douglas A. Batt	—		—	—	—	—
Gadi Saarony	—		—	—	—	—

(1)	Amounts in this column are reported as compensation for Fiscal Year 2015 in the Summary Compensation Table on page 35.

(2)	Amounts in this column are not reported as compensation for Fiscal Year 2015 in the Summary Compensation Table on page 35.

(3)	Of the amounts reported in this column, the following amounts have been reported in the Summary Compensation Tables of our proxy statements for previous fiscal years: Mr. von Rickenbach — $2,214,680; Mr. Bank — $279,511; and Dr. Goldberg — $150,000.

(4)	Includes cash bonuses earned in Fiscal Year 2015 and paid after the end of Fiscal Year 2015.

Our Nonqualified Deferred Compensation Plan is a non-qualified deferred compensation plan which is generally intended to provide comparable benefits above the applicable limits of our 401(k) qualified plan. A participating executive may defer up to 100% of his annual compensation. The amounts deferred are fully vested and are invested in conservative investment vehicles. We do not make any contributions, matching or otherwise. Amounts deferred are payable in 15 annual installments once the participant has reached the age of 65, although a participant may request fewer payments. Amounts deferred are also payable on the first day of the month following termination of the participating executive’s employment with us prior to the age of 65 for any reason or due to total and permanent disability.

Employment and Change of Control Agreements

We have entered into agreements with each of our named executive officers other than Mr. Saarony, the terms of which are summarized below. In addition, each of our named executive officers is bound by the terms of a Key Employee Agreement, pursuant to which confidential information proprietary to the Company obtained during the term of employment by the Company may not be disclosed by the employee during or subsequent to such term of employment, and pursuant to which the employee agrees not to compete with the business of the Company during, and for one year subsequent to, the term of employment.

Mr. von Rickenbach

We have entered into an amended and restated employment agreement, dated April 15, 2008, with Mr. von Rickenbach. This agreement expires on April 15, 2017 and will automatically renew for additional three year periods, unless either party opts not to renew at least 90 days prior to the end of any applicable three year period. Under the terms of the agreement, in the event we terminate the agreement by non-renewal, all unexpired stock options and awards of restricted stock held by Mr. von Rickenbach would vest and he would receive a lump sum payment for any salary, incentive payments and benefits, perquisites and services earned through the last day of the term of the agreement.

In addition, in the event of termination by us other than for “cause” (as defined in the agreement), or by Mr. von Rickenbach for “good reason” (as defined in the agreement), and not in connection with a “change of control” of the Company (as defined in the agreement), or for termination due to death or disability, Mr. von Rickenbach would be entitled to receive (i) a lump sum cash payment equal to the amount of base salary, bonus payments and benefits, perquisites and services that otherwise would have been payable to him for the three year period following termination, (ii) the vesting of all unexpired stock options and awards of restricted stock, and (iii) a lump sum cash payment for all other awards under any other long term incentive plan.

In the event of termination by us other than for cause, or by Mr. von Rickenbach for good reason, during the period beginning 12 months prior to, and ending 18 months following, a change of control, Mr. von Rickenbach would be entitled to receive (i) a lump sum cash payment equal to the amount of base salary, bonuses and benefits, perquisites and services that would have been payable if he had remained an employee of the Company through the date of the change of control, (ii) a lump sum cash payment equal to the amount of base salary, incentive payments and benefits, perquisites and services that otherwise would have been payable to him for the three year period following the change of control, (iii) outplacement services and (iv) the vesting of all unexpired stock options, awards of restricted stock and other long term incentive programs. The agreement further provides that benefits will be supplemented by an additional payment to “gross up” Mr. von Rickenbach for any excise tax under the “golden parachute” tax provisions of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, unless the value of all payments to be received under the amended and restated employment agreement would be greater when subjected to a specified cap (in which case the benefit payments will be so capped).

Messrs. Bank and Batt and Dr. Goldberg

We are party to Executive Change of Control/Severance Agreements with each of Messrs. Bank and Batt and Dr. Goldberg. Under the terms of these agreements if the executive’s employment is terminated without “cause” (as defined in the agreement), he would be entitled to receive a lump sum cash payment equal to 12 months of his base salary plus the pro rata share of the bonus that would have been payable to him during the year in which termination occurs. Dr. Goldberg would also be entitled to accelerated vesting of stock options, shares of restricted stock and capital accumulation benefits in this situation. If we terminate the executive’s employment without cause during the period beginning nine months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), or the executive terminates his employment “for good reason” (as defined in the agreement) during the 18 month period following a change of control, he would be entitled to receive (i) a lump sum cash payment equal to 12 months of his monthly salary plus the target bonus that would have been payable to him during the 12-month period following termination, (ii) accelerated vesting of stock options, shares of restricted stock, other outstanding awards issued under the Company’s stock incentive plans, and capital accumulation benefits and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination. The agreements for Mr. Batt and Dr. Goldberg further provide that the benefits will be supplemented by an additional payment to “gross up” the executive for any excise tax under the “golden parachute” tax provisions of the Code.

Potential Payments Upon Termination or Change of Control

The table below shows the estimated incremental value transfer to each named executive officer under various scenarios relating to a termination of employment. The tables below assume that such termination occurred on June 30, 2015 and amounts are calculated using a stock price of $64.31, which was the closing price of our common stock as reported on the NASDAQ Global Select Market on June 30, 2015, the last day of trading of Fiscal Year 2015. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are generally available to employees.

Name	Benefit(1)	Death / Disability			Termination Without Cause(2)			Termination Without Cause or for Good Reason in Connection with a Change of Control
Josef H. von Rickenbach(3)	Salary Payments		$5,985,000	(4)		$5,985,000	(4)		$5,985,000	(5)
	Continued Benefits, Perquisites and Services		$274,208	(6)		$274,208	(6)		$274,208	(7)
	Outplacement Services		N/A			N/A			$35,000	(8)
	Market Value of Stock Option Vesting(9)		$4,958,551	(10)		$4,958,551	(10)		$4,958,551	(10)
	Market Value of Restricted Stock Vesting(9)		$8,088,912	(11)		$8,088,912	(11)		$8,088,912	(11)
	Tax Gross Up		N/A			N/A			$0	(16)
	Total		$19,306,671			$19,306,671			$19,341,671
Ingo Bank	Salary Payments		N/A			$607,206	(12)		$728,500	(13)
	Insurance Coverage		N/A			N/A			$23,921	(14)
	Market Value of Stock Option/Restricted Stock Vesting(9)		$996,060	(15)		N/A			$996,060	(15)
	Value of Capital Accumulation Vesting		N/A			N/A			N/A
	Tax Gross Up		N/A			N/A		$	N/A
	Total		$996,060			$607,206			$1,748,482
Mark A. Goldberg, M.D.	Salary Payments		N/A			$757,517	(12)		$1,000,065	(13)
	Insurance Coverage		N/A			N/A			$29,054	(14)
	Market Value of Stock Option/Restricted Stock Vesting(9)		$3,705,165	(15)		$3,705,165	(15)		$3,705,165	(15)
	Value of Capital Accumulation Vesting		N/A			N/A			N/A
	Tax Gross Up		N/A			N/A			$0	(16)
	Total		$3,705,165			$4,462,682			$4,734,284
Douglas A. Batt	Salary Payments		N/A			$477,796	(12)		$590,402	(13)
	Insurance Coverage		N/A			N/A			$21,122	(14)
	Market Value of Stock Option/Restricted Stock Vesting(9)		$1,745,309	(15)	$	N/A			$1,745,309	(15)
	Value of Capital Accumulation Vesting		N/A			N/A			N/A
	Tax Gross Up	$	N/A		$	N/A			$0	(16)
	Total		$1,745,309			$477,796			2,356,833
Gadi Saarony	Salary Payments		N/A			$425,281	(17)		$425,281	(17)
	Insurance Coverage		N/A			N/A		$	N/A
	Market Value of Stock Option/Restricted Stock Vesting(9)		$1,209,968	(15)	$	N/A			$53,056	(18)
	Value of Capital Accumulation Vesting		N/A			N/A			N/A
	Tax Gross Up		N/A			N/A		$	N/A
	Total		$1,209,968			$425,281			$478,337

(1)	These values are based on the executive’s base salary as of June 30, 2015, the type of insurance coverage and premiums in effect as of June 30, 2015 and the benefits, perquisites and services provided as of June 30, 2015.

(2)	Includes termination for good reason in the case of Mr. von Rickenbach.

(3)	In the event Mr. von Rickenbach is terminated due to non-renewal of his employment agreement, all unexpired stock options and awards of restricted stock held by Mr. von Rickenbach would vest and all other awards under any other long term incentive plan, whether vested or not, would be paid out in a lump sum. Based on the last sale price of our common stock on June 30, 2015, which was $64.31, and assuming Mr. von Rickenbach holds, as of termination, the same awards he held as of June 30, 2015, the total value of the accelerated vesting would be $13,047,463.

(4)	Represents a lump sum cash payment equal to the amount of Mr. von Rickenbach’s base salary and bonus that he would have been entitled to receive if he had remained employed for the three-year period following termination of employment.

(5)	Represents a lump sum cash payment equal to the amount of Mr. von Rickenbach’s base salary and bonus that he would have been entitled to receive if he had remained employed through the change of control and for the three-year period following the change of control.

(6)	Represents aggregate amounts payable over three years for continuation of benefits, perquisites and services, including car allowance.

(7)	Represents the amount of benefits, perquisites and services, including car allowance that would have been payable to Mr. von Rickenbach if he had remained employed through the change of control and for the three-year period following the change of control.

(8)	Represents the value of outplacement services.

(9)	Based on the last sale price of our common stock on June 30, 2015, or $64.31.

(10)	Represents immediate vesting of all unexpired stock options.

(11)	Represents accelerated vesting of restricted stock, including the performance-based restricted stock units earned at 82.5% of the target award based on the attainment of the performance goal as of June 30, 2015.

(12)	Represents a lump sum cash payment equal to 12 months of the executive’s base salary plus bonus based upon the bonus actually approved for payment to him for Fiscal Year 2015.

(13)	Represents a lump sum cash payment equal to 12 months of the executive’s base salary plus target bonus for the year of termination.

(14)	Represents the amounts payable over 12 months for the continuation of insurance benefits.

(15)	Represents accelerated vesting of all stock options and restricted stock, including the accelerated vesting of performance-based restricted stock units earned at 82.5% of the target award based on the attainment of the performance goal as of June 30, 2015.

(16)	Represents the amount of the tax “gross up” payment for excise tax under the “golden parachute” tax provision of the Code.

(17)	Represents a continuation of payments equal to 12 months of the executive’s base salary for the year of termination; however, this amount will not be paid if the Company waives its right to enforce Mr. Saarony’s non-competition period of 12 months.

(18)	Represents accelerated vesting of performance-based restricted stock units earned at 82.5% of the target award based on the attainment of the performance goal as of June 30, 2015, pursuant to the Performance Restricted Stock Unit Agreement for PRSU grant made on September 10, 2014.

DIRECTORS’ COMPENSATION

We use a combination of cash and equity-based compensation to attract and retain candidates to serve on our Board of Directors. We do not compensate directors who are also our employees for their service on our Board of Directors. As a result, Mr. von Rickenbach, our Chief Executive Officer, does not receive any compensation for his service on our Board of Directors. We periodically review our cash and equity-based compensation for non-employee directors. As part of that process, we review director compensation at comparable companies, availability of the skill and experience sets the Company requires, the risks that an individual assumes by serving as a director of a public company and other relevant market data. Director compensation is overseen by the Nominating and Corporate Governance Committee rather than the Compensation Committee, which focuses on employee compensation.

Meeting Fees

Members of the Board of Directors who are not our employees are paid:

•	$2,000 for each meeting of the Board attended in person;

•	$1,000 for each meeting of the Board attended by telephone conference call; and

•	$1,000 for each meeting of a committee of the Board attended by telephone conference call or in person.

Annual Retainer

In addition to meeting fees, we pay our non-employee directors the following cash retainers annually in arrears:

Director Retainers	$ 45,000
Committee Chair Retainers:
● Audit and Finance Committee	$ 15,000
● Compensation Committee	$ 12,500
● Human Resources Committee	$ 10,000
● Nominating and Corporate Governance Committee	$ 10,000
Presiding Director Retainer	$ 15,000	[1]

(1)	Increased to $20,000 starting in the fiscal year ending June 30, 2016.

Equity Compensation

Non-employee directors are eligible to receive equity compensation such as options to purchase shares of our common stock, restricted stock and other equity compensation on a discretionary basis pursuant to our stock incentive plans.

Fiscal Year 2015 Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors for service on our Board in Fiscal Year 2015. During Fiscal Year 2015, we did not grant options to purchase shares of our common stock to any of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(1)	Total ($)
A. Dana Callow	107,000	159,986	266,986
Patrick J. Fortune, Ph.D.	95,000	159,986	254,986
Eduard E. Holdener, M.D.	64,000	159,986	223,986
Christopher J. Lindop	92,000	159,986	251,986
Richard L. Love	89,500	159,986	249,486
Ellen M. Zane	72,000	159,986	231,986

(1)	These amounts represent the aggregate grant date fair value of restricted stock awards for Fiscal Year 2015, in accordance with FASB ASC Topic 718. The amounts calculated in accordance with FASB ASC Topic 718 may not reflect actual amounts realized by the directors for these awards during Fiscal Year 2015. We recognize the value as of the grant date for restricted stock for financial reporting purposes over the number of days of service required for the grant to become vested. These awards vest in full one year from the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During Fiscal Year 2015, our Compensation Committee consisted of Ms. Zane, Mr. Love and Dr. Fortune. No one who served on the Compensation Committee during Fiscal Year 2015 has ever been an officer or employee of PAREXEL or any of our subsidiaries, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. No member of the Compensation Committee receives compensation, directly or indirectly, from PAREXEL in any capacity other than as a director.

None of our executive officers served as a director or a member of the Compensation Committee (or other Board committee performing equivalent functions) of another entity, while any executive officer of that entity served as one of our directors or a member of our Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the information known to us regarding beneficial ownership of our common stock as of September 30, 2015 (unless otherwise indicated) by the following persons:

•	each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock,

•	each of our current directors,

•	each of our named executive officers, and

•	all of our current directors and executive officers as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent such authority is shared with a spouse under applicable law.

Name of Beneficial Owner(1)	Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(2)
Blackrock, Inc.(3)	5,103,920	9.5%
The Vanguard Group, Inc.(4)	4,953,917	9.3%
Wellington Management Group LLP(5)	4,290,322	8.0%
A. Dana Callow, Jr.	37,072	0.1%
Patrick J. Fortune, Ph.D.	26,153	*
Maykin Ho, Ph.D.	2,420	*
Eduard E. Holdener, M.D.	15,371	*
Christopher J. Lindop	20,255	*
Richard L. Love	86,770	0.2%
Ellen M. Zane	45,342	0.1%
Josef H. von Rickenbach(6)	673,530	1.3%
Ingo Bank(7)	49,390	0.1%
Douglas A. Batt(8)	128,262	0.2%
Mark A. Goldberg, M.D.(9)	152,930	0.3%
Gadi Saarony(10)	26,667	*
All executive officers and directors as a group (16 persons)(11)	1,441,149	2.7%

*	Less than 0.1% of the outstanding common stock.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451.

(2)	The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. The number of shares deemed beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares issuable pursuant to stock options held by the respective person or group that may be exercised within 60 days after September 30, 2015. In calculating the percentage of shares of common stock beneficially owned by each person or entity listed, the number of shares of common stock deemed outstanding includes: (i) 53,454,914 shares of common stock outstanding as of September 30, 2015; and (ii) shares issuable pursuant to stock options held by such person or entity that may be exercised within 60 days after September 30, 2015, as set forth below.

(3)	The mailing address for this entity is 400 Howard Street, San Francisco, California 94105. Shares are beneficially owned by subsidiaries of this entity and are stated as of June 30, 2015, based on a Schedules 13F filed with the SEC on August 7, 2015. These entities have sole voting authority with regard to 4,978,280 of these shares and no voting authority with respect to 125,640 of these shares.

(4)	The mailing address for this entity is PO Box 2600, Valley Forge, Pennsylvania 19482. Shares beneficially owned are stated as of June 30, 2015, based on a Schedule 13F filed with the SEC on August 13, 2015. This entity has sole voting authority with regard to 75,815 of these shares, shared voting authority with regard to 1,400 of these shares and no voting authority with regard to 4,876,702 of these shares.

(5)	The mailing address for this entity is 280 Congress Street, Boston, Massachusetts 02210. Shares beneficially owned are stated as of June 30, 2015, based on a Schedule 13F filed with the SEC on August 14, 2015. This entity has sole voting power with regard to none of these shares, shared voting power with regard to 475,972 of these shares and no voting power with regard to 3,814,350 of these shares. This entity is a registered investment adviser.

(6)	Includes 152,400 shares of common stock issuable pursuant to stock options.

(7)	Includes 22,270 shares of common stock issuable pursuant to stock options.

(8)	Includes 69,125 shares of common stock issuable pursuant to stock options.

(9)	Includes 53,330 shares of common stock issuable pursuant to stock options.

(10)	Includes 14,750 shares of common stock issuable pursuant to stock options.

(11)	Includes 441,300 shares of common stock issuable pursuant to stock options.

There are no material legal proceedings to which any of our directors or named executive officers is a party adverse to us or any of our subsidiaries or in which any of our directors or named executive officers has a material interest adverse to us or any of our subsidiaries.

EXECUTIVE OFFICERS

Executive officers serve at the discretion of the Board on an annual basis and serve until the first meeting of directors following the next annual meeting of shareholders, or at such other meeting as the directors determine in accordance with the Company’s by-laws, and until their successors have been duly elected and qualified. The current executive officers of the Company are as follows:

Name	Age	Position(s)
Josef H. von Rickenbach	60	Chairman of the Board and Chief Executive Officer
Mark A. Goldberg, M.D.	55	President and Chief Operating Officer
Roland Andersson, Ph.D.	52	Senior Vice President, Clinical Research Services
Ingo Bank	47	Senior Vice President and Chief Financial Officer
Douglas A. Batt	55	Senior Vice President, General Counsel and Secretary
Xavier Flinois	53	President, PAREXEL Informatics
Gadi Saarony	47	Senior Vice President, Clinical Research Services
Ulf Schneider, Ph.D.	58	Senior Vice President and Chief Administrative Officer
Thomas Senderovitz, M.D.	49	Senior Vice President, Clinical Research Services

Josef H. von Rickenbach (please see “Proposals-Proposal 1: Re-Election of Existing Class II Directors —Directors Whose Term Expires in 2016 (Class III Directors))” beginning on page 5 of this Proxy Statement for the biography of Mr. von Rickenbach).

Mark A. Goldberg, M.D. has served as President since July 2012, and Chief Operating Officer of the Company since July 2008. From June 2005 to July 2008 he served as President, Clinical Research Services. From July 2000 to August 2008 he also served as President, Perceptive Informatics. From July 1999 to July 2000, Dr. Goldberg served as Senior Vice President in the Company’s Clinical Research Services business and was responsible for managing the Advanced Technology and Informatics Group operating unit, which included IT applications support for both internal operations and external clients. Dr. Goldberg joined PAREXEL in 1997 as Vice President and established the Company’s medical imaging group. Prior to joining PAREXEL, Dr. Goldberg served as President and Director of WorldCare, Inc., a tele-health spin-off from Massachusetts General Hospital, established in 1991. Dr. Goldberg received his undergraduate degree in Computer Science and Engineering from Massachusetts Institute of Technology, and received his M.D. degree from the University of Massachusetts Medical School.

Roland Andersson, Ph.D. has served as Senior Vice President, Clinical Research Services since March 2014. In this position, he is responsible for the management of the Company’s Phase II-III client relationships on a global basis, including strategic accounts and the Company’s Biopharm Unit, and overseeing the Company’s Japanese operations. From February 2011 to February 2014, Dr. Andersson served as Managing Director at Accenture, a consulting company. From April 2010 to February 2011, he was a Partner with Back Bay Life Science Advisors, a life sciences consulting firm. From August 2003 to April 2010 he served as Senior Managing Director at Leerink Swann LLC, an investment bank. Dr. Andersson received a Masters in Science in Engineering and a Ph.D. in Management from Linköping Institute of Technology, Sweden.

Ingo Bank has served as Senior Vice President and Chief Financial Officer of the Company since September 2013, and served as Senior Vice President from July to September 2013. Prior to joining PAREXEL, Mr. Bank spent 18 years with Royal Philips Electronics, N.V. (“Philips”), where he held numerous senior global finance positions, most recently as Chief Financial Officer and Executive Vice President of Philips Healthcare. While at Philips, Mr. Bank led initiatives to build LCD technology in Japan and Hong Kong, managed mergers and acquisitions, and served as Chief Financial Officer of the Philips Lamps business. He held positions in the German banking industry before joining Philips. Mr. Bank is a native of Germany, holds a Master’s of Business Administration from the University Witten-Herdecke, Germany, and is a Registered Controller from University Amsterdam/Maastricht, The Netherlands.

Douglas A. Batt has served as Senior Vice President, General Counsel and Secretary of the Company since May 2006. From November 2002 to September 2005, Mr. Batt served as Executive Vice President and General Counsel of Concord Communications, Inc., a publicly traded software company, and from July 2000 to November 2002, he served as Vice President and General Counsel of Concord Communications, Inc. From October 1997 to July 2000, he served as Technology Counsel at Reebok International Ltd. From September 1991 to October 1997, Mr. Batt was an attorney with the law firm of Goodwin Procter LLP in Boston, Massachusetts. Mr. Batt received his Bachelor of Arts degree in Political Economy from the University of California, Berkeley, and his J.D. from Boston University School of Law.

Xavier Flinois has served as President of PAREXEL Informatics since January 2013. From September 2009 to June 2012, he served as the Chief Executive Officer of Clinical Solutions, a supplier of clinical software solutions to the healthcare industry. From January 2007 to September 2009, he served as General Partner of Houat Partners, a consulting and investment firm. Prior to this, he served as the Chief Executive Officer of SchlumbergerSema, an international IT services company. Xavier holds a Master’s degree in Science from Ecole Polytechnique and a Master’s degree in Engineering from Ecole des Ponts et Chaussees.

Gadi Saarony has served as Senior Vice President, CRS since July 2012. In this position, Mr. Saarony is responsible for global project leadership and for clinical operations for our CRS business unit. From January 2008 to July 2012, Mr. Saarony was Corporate Vice President and World Wide Head, PAREXEL Consulting and Medical Communications (PCMS). From July 2007 to January 2008, he served as Corporate Vice President and General Manager, PAREXEL Consulting. Prior to this, Mr. Saarony held various positions of increasing responsibility with the Company. Prior to joining the Company in 2003, Mr. Saarony was Director of Consulting Services for Habama, Inc. and Associate Director, Strategy, with Ernst & Young, LLP, Inc. He graduated from Rider University with a degree in Economics and holds a master’s degree in International Business from The American Graduate School of International Business (Thunderbird).

Ulf Schneider, PhD. has served as Senior Vice President and Chief Administrative Officer of the Company since June 2000 and Managing Director of PAREXEL Germany since 1996, and is responsible for coordination of worldwide administrative activities of the Company. From 1990 to 1992, he served as Director of Finance and Administration of PAREXEL Germany and from 1992 to 1996 he served as Vice President of Finance of PAREXEL Germany. Prior to joining PAREXEL, Dr. Schneider held several financial management positions at Schering AG, a pharmaceutical company, in Germany and was an Assistant Professor of Banking and Finance at

the Berlin Technical University. Dr. Schneider received his Masters degree in business administration and Ph.D. in business management from the Berlin Technical University.

Thomas Senderovitz, M.D., has served as Senior Vice President, Clinical Research Services since January 2014. In this position he is responsible for the global management of the Company’s Early Phase and Clinical Trials and Supplies Logistics business units, as well as the Global Medical Services function. From May 2013 to December 2013 he served as Executive Vice President Global Compound Development at Grunenthal GmbH, a pharmaceutical company. From January 2011 to April 2013, he served as Executive Vice President Global Compound Development & Branding at Grunenthal. From February 2010 to January 2011, he served as Senior Vice President Global Clinical Development at Grunenthal. From March 2006 to February 2010 he served as Vice President, Global Exploratory Development at UCB Pharma, a global biopharmaceutical company. Prior to UCB, he held various management positions at FERRING, a global biopharmaceutical company. Dr. Senderovitz received his M.D. from the Faculty of Medicine at the University of Copenhagen.

No executive officer or director is related by blood, marriage or adoption to any other executive officer or any director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our written Code of Business Conduct and Ethics sets forth the general principle that our directors, officers and employees must act in the best interests of the Company and its shareholders and must refrain from engaging in any activity that presents a conflict of interest or having a personal interest that presents a conflict of interest. A conflict of interest is described in the Code of Business Conduct and Ethics as a party having an interest that prevents him or her from performing his or her duties and responsibilities to the Company honestly, objectively and effectively. If an actual or potential conflict of interest or related party transaction involving one of our executive officers or directors develops for any reason, that individual is required to report such matter to our Board immediately. The Audit and Finance Committee reviews all related party transactions on an ongoing basis and must approve all such transactions.

There may be times when a commercial relationship involving our directors, executive officers or their family members is beneficial to us or is not likely to raise material conflict of interest issues. Our Code of Business Conduct and Ethics provides the following prohibitions for certain types of relationships:

•

directors, officers and employees may not perform services for, or have a financial interest in (other than owning less than 1% of the outstanding shares of a publicly-held company), one of our competitors;

•

directors, officers and employees may not use their position with the Company to influence a transaction with a supplier or customer in which they have a personal interest (other than owning less than 1% of the outstanding shares of a publicly-held company); and

•	directors, officers and employees may not supervise, review or influence the job evaluation or compensation of a member of their family.

There were no conflicts of interest or related party transactions during Fiscal Year 2015 other than set forth below. The Company entered into an agreement in August 2012 with Haemonetics Corporation, pursuant to which PAREXEL provides services to Haemonetics Corporation for remuneration not to exceed $500,000 per year. Haemonetics paid PAREXEL approximately $121,000 for its services during Fiscal Year 2015. Chris Lindop, a member of our Board of Directors and Chair of our Audit and Finance Committee, is Chief Financial Officer and Executive Vice President, Business Development, and Ellen Zane, a member of our Board of Directors, serves on the Board of Directors, of Haemonetics Corporation. The transaction was approved by our Audit and Finance Committee, with Mr. Lindop recusing himself from the discussions and approval.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16 forms they file.

Based solely on a review of the copies of reports and written representations from our executive officers and directors, we believe that during Fiscal Year 2015 all of our executive officers, directors and greater-than-ten-percent shareholders complied with all Section 16(a) filing requirements, except that Mr. Batt did not report within the required two-day time frame a stock option exercise. This transaction was reported on a Form 4/A that was filed with the SEC on August 19, 2015.

Proposal 2: Advisory (Non-Binding) Vote On Executive Compensation

We are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. In 2011, a majority of our shareholders voted in favor of holding an advisory vote on executive compensation annually; therefore, we intend to submit such a proposal to shareholders each year.

Our Board is asking shareholders to approve a non-binding advisory vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term corporate strategies and business objectives, and for achieving corporate financial performance. The programs contain elements of cash and equity-based compensation and are designed to align the incentives of our executives with the creation of shareholder value.

The “Information About Executive and Director Compensation” section of this Proxy Statement beginning on page 17, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to the Fiscal Year 2015. Highlights of our executive compensation program include the following:

•	Base salary merit increases for our named executive officers that reflected individual and Company performance, with an average percentage increase of approximately 5.4% from Fiscal Year 2014;

•	A compensation package more heavily weighted toward incentive compensation rather than fixed pay (salary), in order to emphasize our focus on pay for performance;

•	Since the target operating income required to fund the Fiscal Year 2015 MIP was not achieved, no cash payouts under the terms of this program were made;

•

As described in Compensation Discussion and Analysis, a discretionary cash bonus was approved to be paid to roughly 3,000 managers, including our named executive officers, in recognition of generally strong operating performance achievement in Fiscal Year 2015, as well as initiation and achievement of several milestones in a multiyear margin improvement program;

•

An approximately equal mix (based on value) of stock options and restricted stock/restricted stock units/performance restricted stock units being granted for long-term incentives that are designed to motivate executives to increase shareholder value over the long-term:

¡	Our stock options vest in equal annual installments over a four-year period,

¡	Our restricted stock or restricted stock units have performance vesting criteria and if the criteria is satisfied, will vest as to all shares three years from the grant date, and

¡

Our performance restricted stock units have performance vesting criteria which allow the recipient to receive up to 150% of the award target potential in the event metric targets are exceeded and, if the criteria is satisfied, will vest as to the shares earned three years from the grant date.

As described above in Compensation Discussion and Analysis, our executive compensation program incorporates a number of other key features that are designed to align the interests of our named executive officers with the interests of our shareholders, including:

•

We formally compare our executive compensation to a Peer Group (as defined in Compensation Discussion and Analysis above), which consists of 14 companies that are similar in size to PAREXEL and operate in the same or similar industries;

•	Our revenue approximates the mean revenue of our Peer Group as a whole, and is also similar to each of the companies included within the Peer Group;

•	By design, our average total direct compensation for named executive officers approximates the median of our Peer Group;

•	Our executive officers are required to satisfy a minimum level of ownership of our common stock equal to the greater of (a) 10,000 or (b) a multiple of his or her current salary;

•	We have adopted an Executive Compensation Clawback Policy, pursuant to which cash and equity incentive compensation paid to executive officers may be recovered in certain circumstances;

•

Our programs include several design features that reduce the likelihood of excessive risk-taking, including payment of incentive compensation after performance has been determined, balanced incentive metrics, caps on annual incentive payments, and vesting of discretionary authority and responsibility in the Compensation Committee to recognize performance outside of formal programs;

•	We have double-trigger provisions in all of our executives’ change of control agreements; and

•	We limit the use of perquisites.

As described in Compensation Discussion and Analysis, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives and the interests of our shareholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management. We encourage shareholders to review the information provided in the Compensation Discussion and Analysis and associated tables and narrative description in this proxy statement. We believe that this information demonstrates that our executive compensation program is designed appropriately and provides effective incentives for long-term value creation.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL,

ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Proposal 3: Approval of the 2015 Stock Incentive Plan

On September 10, 2015, our Board adopted, subject to shareholder approval, the 2015 Stock Incentive Plan, referred to as the 2015 Plan, and is seeking approval of the 2015 Plan at the Annual Meeting. A favorable vote of the holders of at least a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting is required to approve the 2015 Plan.

The 2015 Plan would allow for the issuance of up to the sum of (i) 3,000,000 shares of common stock plus (ii) an additional number of shares of common stock (up to 3,400,000 shares) as is equal to the sum of the number of shares of common stock subject to awards under the Existing Plans (as defined below), which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right (subject to adjustment in the event of stock splits and other similar events). If the 2015 Plan is approved at the Annual Meeting, we will stop making awards under our Existing Plans but awards previously granted under the Existing Plans will remain outstanding.

As of October 8, 2015, the following amounts of our common stock were subject to outstanding awards and remained available for future grants of awards under the Existing Plans:(i) options to purchase 1,668,529 shares of common stock, and unvested restricted stock and restricted stock unit awards (including PRSUs at target) with respect to 37,200 shares of common stock were outstanding under the 2010 Stock Incentive Plan, or the 2010 Plan, and an additional 2,607,167 shares were reserved for future awards under the 2010 Plan; (ii) options to purchase 1,269,925 shares of common stock, and unvested restricted stock and restricted stock unit awards with respect to 17,320 shares of common stock, were outstanding under the 2007 Stock Incentive Plan, or the 2007 Plan, and an additional 46,014 shares were reserved for future awards under the 2007 Plan; and (iii) options to purchase 169,325 shares of common stock, and unvested restricted stock and restricted stock unit awards (including PRSUs at target) with respect to 49,070 shares of common stock were outstanding under the 2005 Stock Incentive Plan, or the 2005 Plan. The 2005 Plan expired on September 27, 2015. We refer to the 2010 Plan, 2007 Plan and 2005 Plan collectively as the Existing Plans. The 2010 Plan and the 2007 Plan have a fungible design whereby any restricted stock award or other stock unit award made under each such plan will be counted against the shares reserved for issuance under the respective plan as two shares for each share of common stock subject to such award. Notwithstanding the fungible design features of the 2010 Plan and the 2007 Plan, the number of shares of common stock that become available for issuance under the 2015 Plan as a result of the expiration, termination or other surrender, cancellation, forfeiture or repurchase of awards under the Existing Plans (as described above) shall be on a one for one basis.

Highlights of the 2015 Plan

No “Evergreen” Provision	Shares authorized for issuance under the 2015 Plan cannot be automatically replenished.

No Liberal Share Counting	The 2015 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation rights or to satisfy tax withholding requirements.

No Repricing of Stock Options or Stock Appreciation Rights	The 2015 Plan prohibits the direct or indirect repricing of stock options or stock appreciation rights without shareholder approval.

No discounted stock options or stock appreciation rights	All stock options and stock appreciation rights must have an exercise price or measurement price equal to or greater than the fair market value of the underlying common stock on the date of grant.

Material Amendments that Require Shareholder Approval	Stockholder approval is required prior to an amendment of the 2015 Plan that would (1) materially increase the number of shares available, (2) expand the types of available awards or (3) materially expand the class of participants eligible to participate.

Administered by an Independent Committee	The 2015 Plan is administered by the Compensation Committee, which is made up entirely of independent directors.

Vesting Practices	Subject to certain exceptions, awards under the 2015 Plan, other than options granted in lieu of compensation otherwise earned by or payable to a participant, are subject to a minimum vesting period of 1 year.

In developing our share request for the 2015 Plan and analyzing the impact of utilizing equity on our shareholders, we considered our “burn rate” and “fully diluted share overhang.”

Burn rate provides a measure of the potential dilutive impact of our annual equity award program. Set forth below is a table that reflects our burn rate for Fiscal Year 2015, Fiscal Year 2014 and Fiscal Year 2013 as well as the average over those years.

Fiscal Year	Options	Full Value Shares Granted	Total Grants	Basic Weighted Average Number of Shares of Common Stock Outstanding	Gross Burn Rate[1]
2015	987,599	108,772	1,096,371	54,915,000	2.00%
2014	850,455	121,552	972,007	56,504,000	1.72%
2013	926,801	186,066	1,112,867	58,388,000	1.91%
Three Year Average					1.87%

(1)	“Gross Burn Rate” is defined as the number of equity awards granted in the year divided by the basic weighted average number of shares of common stock outstanding.

Fully diluted share overhang is a measure of potential dilution and is defined as the sum of (1) the total number of shares underlying all equity awards outstanding and (2) the total number of shares available for future award grants, divided by: the sum of (a) the total number of shares underlying all equity awards outstanding, (b) the total number of shares available for future award grants and (c) the basic weighted average common shares outstanding for the most recently completed fiscal year. Our fully diluted share overhang at June 30, 2015 was 10.6%.

Our Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Our Board further believes that the number of shares of common stock that remain available for issuance of future awards under our Existing Plans is not sufficient to properly attract, retain and motivate those key personnel.

ACCORDINGLY, OUR BOARD BELIEVES APPROVAL OF THE 2015 PLAN IS IN THE BEST INTERESTS OF US AND OUR SHAREHOLDERS AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2015 PLAN AND THE RESERVATION OF AN ADDITIONAL 3,000,000 SHARES OF OUR COMMON STOCK FOR ISSUANCE THEREUNDER.

Description of the 2015 Plan

The following summary of the 2015 Plan is qualified in its entirety by reference to the 2015 Plan, a copy of which is attached as Annex A to this Proxy Statement. References to our Board in this summary shall include the Compensation Committee or any similar committee or person designated by our Board to act on its behalf under the 2015 Plan.

Types of Awards

The 2015 Plan allows for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards, which we refer to collectively as Awards. The 2015 Plan provides that no Award may vest earlier than the first anniversary of its date of grant. However, the foregoing minimum vesting limitation does not apply to (1) options granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant, (2) Awards granted to our non-employee directors, and (3) in addition to any Awards granted to non-employee directors, an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the 2015 Plan. Notwithstanding the 2015 Plan’s minimum vesting limitation described above, our Board may at any time provide that any Award will become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, upon the death or disability of the participant or upon a change in control of the Company.

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Only our employees or employees of our subsidiaries may receive “incentive stock options” as defined in Section 422 of the Code. An Option that is not intended to be an “incentive stock option” is a “nonstatutory stock option”. Options may not be granted at an exercise price that is less than the fair market value of our common stock on the date of grant, as determined by (or in a manner approved by) our Board; provided, however, that if our Board approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of the common stock on such future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). Under the terms of the 2015 Plan, options may not be granted for a term in excess of eight years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The 2015 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or, except as may otherwise be provided in the applicable option agreement or approved by our Board, in connection with a “cashless exercise”, through a broker, (ii) to the extent provided in the applicable option agreement or approved by our Board, and subject to certain conditions, by surrender to the Company of shares of our common stock owned by the participant valued at their fair market value, (iii) to the extent provided for in the applicable nonstatutory stock option agreement or approved by our Board, and subject to certain conditions, by delivery to the Company of a notice of “net exercise” as a result of which the Company will retain a number of shares of common stock otherwise issuable pursuant to the option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (iv) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board, by any other lawful means, or (v) any combination of these forms of payment.

Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive a number of shares of our common stock, or cash, or a combination thereof, determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The 2015 Plan provides that SARs may not be granted with a measurement price that is less than the fair market value of our common stock on the date of grant (provided, however, that if our Board approves the grant of a SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date). Under the terms of the 2015 Plan, SARs may not have a term that exceeds 8 years.

Limitation on Repricing of Options or SARs; Other Limitations. With respect to options and SARs, unless such action is approved by shareholders or otherwise permitted under the terms of the 2015 Plan in connection with certain changes in capitalization and reorganization events, we may not (1) amend any outstanding option or SAR granted under the 2015 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (2) cancel any outstanding option or SAR (whether or not granted under the 2015 Plan) and grant in substitution therefor new Awards under the 2015 Plan (other than certain substitute Awards described above) covering the same or a different number of shares of common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (3) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of common stock, or (4) take any other action under the 2015 Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market. No option or SAR granted under the 2015 Plan shall contain any provision entitling the grantee to the automatic grant of additional options or SARs in connection with any exercise of the original option or SAR, and no option shall provide for the payment or accrual of dividend equivalents.

Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of our common stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by us with respect to a share of Restricted Stock shall be paid to the participant (without interest) only if and when such shares of Restricted Stock become free from any applicable restrictions on transferability and forfeitability.

Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of our common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by our Board. Our Board may, in its discretion, provide that settlement of Restricted Stock Unit Awards will be deferred, on a mandatory basis or at the election of the participant, in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any Restricted Stock Unit Awards. A grant of a Restricted Stock Unit Award may provide the participant with a right to receive dividend equivalents, which may be paid currently or credited to an account for the participant, may be settled in cash or for shares of common stock and shall be subject to the same restrictions on transfer and forfeitability as the underlying Restricted Stock Unit Award.

Other Stock-Based Awards. Under the 2015 Plan, our Board has the right to grant other Awards based upon our common stock having such terms and conditions as our Board may determine, including the grant of shares based upon certain conditions and the grant of Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property. Other Stock-Based Awards may be available as a form of payment in the settlement of other Awards granted under the 2015 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of common stock or cash, as our Board determines. Dividend equivalents with respect to Other Stock-Based Awards may be paid currently or credited to an account for the participant, may be settled in cash or for shares of Class A common stock and will be subject to the same restrictions on transfer and forfeitability as the underlying Other Stock-Based Award.

Performance Conditions. Restricted Stock Awards, Restricted Stock Unit Awards and Other Stock-Based Awards granted under the 2015 Plan may be made subject to achievement of performance goals. We refer to these types of Awards as Performance Awards. With respect to Performance Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, a committee of our Board, all of the members of which are outside directors as defined in Section 162(m) of the Code, referred to as the Section 162(m) Committee, shall specify, at the time of grant, that such Performance Award will be granted, vest and/or pay out solely upon the achievement of specified objective performance criteria that are based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (GAAP) or on a non-GAAP basis, as determined by the Section 162(m) Committee: (a) earnings, (b) earnings per share, (c) operating income, (d) operating margins, (e) revenues, (f) expenses, (g) net income, (h) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (i) operating profit before or after discontinued operations and/or taxes, (j) sales, (k) sales growth, (l) earnings growth, (m) cash flow or cash position, (n) net cash provided from continuing operations, (o) cost control, (p) gross margins, (q) stock price, (r) stock price appreciation, (s) market share, (t) chargeoffs, (u) reductions in non-performing assets, (v) strategic initiatives, (w) return on sales, assets, equity or investment, (x) net operating profit after tax, (y) regulatory compliance, (z) satisfactory internal or external audits, (aa) improvement of financial ratings, (bb) achievement of balance sheet or income statement objectives, (cc) pre-tax or after-tax income or (dd) total shareholder return. The preceding performance criteria may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Section 162(m) Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) gains or losses related to financing activities, (iv) other non-cash charges or items, (v) the effect of mergers, acquisitions and divestitures, (vi) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates, (vii) the cumulative effects of changes in accounting principles, (viii) the writedown of any asset, and (ix) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by participant and may be different for different Awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Board; and (z) shall be set by the

Board within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The 162(m) Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Awards and may not waive the achievement of the applicable performance measures except in the case of the death or disability of the participant or a change in control of us. Performance Awards that are not intended to qualify as “performance-based compensation” under Section 162(m) may be based on these or other performance measures as determined by our Board.

Transferability of Awards

Except as our Board may otherwise determine or provide in an Award in connection with certain gratuitous transfers, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and of our present or future parent or subsidiary corporations and any other business venture in which the Company has a controlling interest (as determined by our Board) are eligible to be granted Awards under the 2015 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its parents or subsidiaries. In accepting an Award under the 2015 Plan, a participant will agree to be bound by any clawback policy of the Company.

The maximum number of shares of common stock with respect to which Awards may be granted to any participant under the 2015 Plan may not exceed 1,500,000 shares per fiscal year of the Company. For purposes of this limit, the combination of an option in tandem with an SAR is treated as a single award.

The granting of Awards under the 2015 Plan is discretionary, and the individuals who may become participants and receive Awards under the 2015 Plan, and the number of shares they may acquire, are not determinable. The Company had approximately 18,660 full time equivalent employees on June 30, 2015 and 6 non-employee directors, all of whom are eligible to receive awards under the 2015 Plan. No awards have been made under the 2015 Plan to date. On October 8, 2015, the closing price of our common stock on the Nasdaq Global Select Market was $58.64.

Administration

The 2015 Plan is administered by our Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2015 Plan, and to construe and interpret the provisions of the 2015 Plan and any Award agreements entered into under the 2015 Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the 2015 plan or any Award. All actions and decisions by the Board with respect to the 2015 Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming an interest in the 2015 Plan or any Award. Pursuant to the terms of the 2015 Plan, our Board may delegate authority under the 2015 Plan to one or more committees or subcommittees of our Board. The Board has authorized the Compensation Committee of our Board to administer certain aspects of the 2015 Plan, including the granting of options to executive officers.

Subject to any applicable limitations contained in the 2015 Plan, our Board selects the recipients of Awards and determines (i) the number of shares of our common stock covered by options and SARs and the dates upon which such Awards become exercisable, (ii) the exercise price of options and measurement price of SARs (which may not be less than 100% of fair market value of our common stock on the date of grant), (iii) the duration of options and SARs (which may not exceed 8 years), and (iv) the number of shares of our common stock subject to any Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board is required to make equitable adjustments (in the manner determined by the Board) to the number and class of securities available under the 2015 Plan and any outstanding Awards under the 2015 Plan and the share counting rules and sub-limit set forth in the 2015 Plan to reflect stock splits, stock dividends, recapitalizations, combination of shares, reclassification of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends. The 2015 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•

any merger or consolidation of the Company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction; or

•	any liquidation or dissolution of the Company.

In connection with a Reorganization Event, our Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as our Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the participant and the Company):

•	provide that such Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•

upon written notice, provide that all unexercised and/or unvested Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised (to the extent then exercisable) within a specified period following the date of such notice;

•	provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event;

•

in the event of a Reorganization Event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, referred to as the Acquisition Price, make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times to the vested portion of the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise, measurement or purchase price for the vested portion of the holder’s Awards and any applicable tax withholding, in exchange for the termination of such Awards;

•

provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholding); or

•	any combination of the foregoing.

In taking any of the above actions, the Board is not obligated to treat all Awards, all Awards held by a participant or all Awards of the same type, identically. The 2015 Plan also contains specific provisions related to effect of a Reorganization Event on Restricted Stock Units that are subject to Section 409A of the Code. The 2015 Plan further provides that, upon a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock will inure to the benefit of the Company’s successor and will, unless the Board determines otherwise, apply to the cash, securities or other property into which the common stock converts as part of the Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for the termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a participant and us, either initially or by amendment or (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant) provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between the participant and us, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

All shares of common stock covered by SARs shall be counted against the number of shares available for grant under the 2015 Plan and the exclusions from the minimum vesting limitation. However, SARs that may be settled only in cash shall not be so counted, and if a SAR is granted in tandem with an option for the same number of shares of common stock and the grant provides that only one such Award may be exercised (which we refer to as a “tandem SAR”), only the shares covered by the option shall be counted, and the expiration of one in connection with the other’s exercise will not restore shares to the 2015 Plan. The shares covered by a tandem SAR will not again become available for grant under the 2015 Plan upon the expiration or termination of the tandem SAR. In the case of the exercise of a SAR, the number of shares counted against the shares available under the 2015 and the exclusions to the minimum vesting limitation shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle the SAR upon exercise. If any Award expires or is terminated, surrendered, canceled or forfeited, in whole or in part, or results in any common stock not being issued, the unused shares of our common stock covered by such Award will again be available for grant under the 2015 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. Shares of our common stock tendered to us by a participant to purchase shares of our common stock upon exercise of an Award or to satisfy tax withholding obligations, and shares of our common stock purchased on the open market by us using proceeds from the exercise of an Award, will not increase the number of shares available for the grant of future awards.

Except as otherwise provided under the 2015 Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat participants uniformly. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under the Award.

We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the 2015 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board’s approval) arising out of any act or omission to act concerning the 2015 Plan unless arising out of such person’s own fraud or bad faith.

Except as otherwise provided under the 2015 Plan with respect to repricing outstanding stock options or SARs, Performance Awards, the minimum vesting rules and exclusions thereto, or actions requiring shareholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless the Board determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the 2015 Plan or the change is otherwise permitted under the terms of the 2015 Plan in connection with a change in capitalization or Reorganization Event.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, our Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof under the 2015 Plan. Substitute Awards may be granted on such terms, as our Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2015 Plan. Any such Substitute Awards shall not count against the overall share limits or sub-limitation described above, except as required by reason of Section 422 and related provisions of the Code.

Authorization of Sub-Plans

The Board may from time to time establish one or more sub-plans under the 2015 Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board will establish sub-plans by adopting supplements to the 2015 Plan containing (i) any limitations on the Board’s discretion under the plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not inconsistent with the plan as the Board deems necessary or desirable.

Amendment or Termination

The 2015 Plan shall become effective on the date the 2015 Plan is approved by the Company’s shareholders. No Awards may be made under the 2015 Plan after the expiration of 10 years from the date the 2015 Plan becomes effective, but Awards previously granted may extend beyond that date. The Board may amend, suspend or terminate the 2015 Stock Plan or any portion thereof at any time provided that (1) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until our shareholders approve such amendment in the manner required by Section 162(m); (2) no amendment that would require shareholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until our shareholders approve such amendment; and (3) if the NASDAQ Stock Market amends the NASDAQ rules so that such rules no longer require shareholder approval of NASDAQ material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the 2015 Plan (A) materially increasing the number of shares authorized under the 2015 Stock Plan (other than as provided for in the 2015 Plan in connection with substitute Awards, changes in capitalization or Reorganization Events), (B) expanding the types of Awards that may be granted under the 2015 Plan, or (C) materially expanding the class of participants eligible to participate in the 2015 Stock Plan shall be effective unless and until our shareholders approve such amendment. In addition, if at any time the approval of our shareholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the 2015 Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the 2015 Plan at the time the amendment is adopted, provided that our Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the 2015 Plan. No Award will be made that is conditioned on shareholder approval of any amendment to the 2015 Plan unless the Award provides that (i) it will terminate or be forfeited if shareholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of common stock) prior to such shareholder approval.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2015 Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of an SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of Restricted Stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the fair market value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the fair market value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a Restricted Stock Unit Award. A participant is not permitted to make a Section 83(b) election with respect to a Restricted Stock Unit Award. When the Restricted Stock Unit Award vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any Other Stock-Based Award granted under the 2015 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE APPROVING THE 2015 PLAN.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee oversees our Company’s financial reporting process on behalf of the Board of Directors and has other responsibilities as set forth in the Audit and Finance Committee charter, which is available on our website at www.parexel.com under the “Investor Relations” section. Management has the primary responsibility for our Company’s financial statements and reporting process, including the systems of internal controls. Ernst & Young LLP (EY), our independent registered public accounting firm for the fiscal year ended June 30, 2015, is responsible for expressing an opinion on the conformity of our Company’s audited financial statements with generally accepted accounting principles and on our Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit & Finance Committee reviewed with management and EY the audited financial statements included in the PAREXEL Annual Report on Form 10-K for the fiscal year ended June 30, 2015, including a discussion about the quality, not just the acceptability, of our Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and EY’s evaluation of the Company’s internal control over financial reporting.

The Audit and Finance Committee also discussed with EY the matters that are required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. EY has also provided the Audit and Finance Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence, and the Audit and Finance Committee has discussed with EY that firm’s independence. The Audit and Finance Committee has concluded that EY’s provision of audit and non-audit services to the Company and its affiliates is compatible with EY’s independence.

The Audit and Finance Committee further discussed with the Company’s internal auditors and EY the overall scope and plans for their respective audits. The Audit and Finance Committee meets at least quarterly with the internal auditors and EY, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit and Finance Committee approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended June 30, 2015, which has been filed with the Securities and Exchange Commission. The Audit and Finance Committee has also approved the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.

Respectfully submitted by the Audit and Finance

Committee:

Christopher J. Lindop (Chairman)

A. Dana Callow, Jr.

Patrick J. Fortune, Ph.D.

Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm

The Audit and Finance Committee has selected the firm of Ernst & Young LLP, or EY, as the Company’s independent registered public accounting firm for Fiscal Year 2016. EY has served as the Company’s independent registered public accounting firm since 2002.

Our Board recommends a vote FOR ratification of the selection of EY to serve as the Company’s independent registered public accounting firm for Fiscal Year 2016. Although the ratification of this selection is not required by law, the results of this vote will be considered by the Audit and Finance Committee in selecting the Company’s independent registered public accounting firm for future fiscal years.

Representatives of EY are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR ENDING JUNE 30, 2016.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The aggregate fees billed to us by EY for Fiscal Years 2014 and 2015 for professional services for the audit of our annual financial statements, audit of internal control over financial reporting, and review of the financial statements included in our Quarterly Reports on Form 10-Q, were approximately $2,275,000 and $2,774,339, respectively. All of these services were approved by the Audit and Finance Committee.

Audit-Related Fees

The aggregate fees billed to us by EY for assurance and related services that were reasonably related to the audit or review of our financial statements for Fiscal Years 2014 and 2015, and which are not included in the amounts disclosed above under the caption “Audit Fees,” were approximately $26,000 and $32,040, respectively. These fees were primarily related to our employee benefit plan audits and accounting consultation services for both fiscal years. All of these services were pre-approved by the Audit and Finance Committee.

Tax Fees

The aggregate fees billed by EY for tax services for Fiscal Year 2014 were approximately $174,000. Of this total, $39,000 was for domestic and international tax compliance services and $135,000 was for domestic and international tax planning and advice. The aggregate fees billed by EY for tax services for Fiscal Year 2015 were approximately $636,025. Of this total, $335,419 was for domestic and international tax compliance services and $300,606 was for domestic and international tax planning and advice. All of these fees were approved by the Audit and Finance Committee.

All Other Fees

There were no other fees billed to us by EY for services other than Audit Fees, Audit Related Fees and Tax Fees described above for Fiscal Years 2014 and 2015.

Pre-Approval Policies and Procedures

The Audit and Finance Committee has considered whether the provision of non-audit services to the Company by EY is compatible with maintaining EY’s independence. All services provided by EY for Fiscal Years 2014 and 2015 were approved by the Audit and Finance Committee.

The Audit and Finance Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit and Finance Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit and Finance Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit and Finance Committee has also delegated to the Chairman of the Audit and Finance Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the Chairman of the Audit and Finance Committee pursuant to this delegated authority will be reported on at the next meeting of the Audit and Finance Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of June 30, 2015, consisting of our 2000 Employee Stock Purchase Plan, our 2001 Stock Incentive Plan, referred to as the 2001 Plan, our 2005 Plan, our 2007 Plan, and our 2010 Plan. The 2001 Plan expired on September 13, 2011 and the 2005 Plan expired on September 27, 2015.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,149,437	(1)	$39.45	3,876,941	(2)
Equity compensation plans not approved by security holders(3)	10,000		$23.41	0

Total	3,159,437	(1)		3,876,941	(2)

(1)	Excludes 300,912 shares of unvested restricted stock, 17,300 unvested restricted stock units and 20,800 unvested performance restricted stock units (at target) issued pursuant to the 2005 Plan, the 2007 Plan and the 2010 Plan.

(2)	Includes 262,633 shares that may be issued pursuant to the 2000 Employee Stock Purchase Plan.

(3)	Consists of the 1998 Plan, which is discussed below.

The 1998 Plan

The 1998 Plan provided for the granting of nonqualified stock options to non-officer employees at the fair market value of common stock on the grant date as determined under the provisions of the 1998 Plan. Options under the 1998 Plan expire eight years from the date of grant and vest at dates ranging from the issuance date to five years. The Company’s 1998 Plan was not approved by the Company’s shareholders, and it expired on February 26, 2008. As of June 30, 2015, approximately 10,000 shares were reserved for issuance upon the exercise of outstanding options under the 1998 Plan. There are no shares available for new grants under the 1998 Plan, as it has expired.

OTHER MATTERS

Our Board does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting of Shareholders and it knows of no matters to be brought before the Annual Meeting by others. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: 195 West Street, Waltham, Massachusetts, 02451, Attention: Investor Relations; 781-434-4118. If you wish to receive separate copies of our Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

If you are interested in submitting a proposal for inclusion in the proxy statement for our 2016 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal for our proxy statement for the 2016 annual meeting of shareholders at our principal executive offices in Waltham, Massachusetts at 195 West Street, Waltham, Massachusetts, 02451 no later than June 25, 2016.

Our by-laws require that we be given advance written notice of shareholder nominations for election to our Board of Directors and of other matters that shareholders wish to present for action at an annual meeting of shareholders (other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted below not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, then we must receive such notice at the address noted below not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Assuming that the 2016 annual meeting is not advanced by more than 20 days nor delayed by more than 60 days from the anniversary date of the 2015 Annual Meeting, you would need to give us appropriate notice at the address noted below no earlier than September 4, 2016, and no later than October 4, 2016. If a shareholder does not provide timely notice of a nomination or proposal to be presented at the 2016 annual meeting, the proxies designated by our Board of Directors will have discretionary authority to vote on any such proposal which may come before the meeting. Under Massachusetts law, an item may not be brought before our shareholders at a meeting unless it appears in the notice of the meeting.

Our by-laws also specify requirements relating to the content of the notice that shareholders must provide to the Secretary of PAREXEL for any matter, including a shareholder proposal or nomination for director, to be properly presented at a shareholder meeting. A copy of the full text of our by-laws is on file with the Securities and Exchange Commission.

Shareholders may send any communications regarding Company business, including shareholder proposals, to the Board or any individual director in care of the Secretary of the Company at our principal executive offices located at PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451. We suggest any communications should be sent by certified mail return receipt requested. The Secretary will forward all such communications to the addressee, except that certain items that are unrelated to the duties and responsibilities of our Board (such as product inquiries and comments, new product suggestions, resumes and other forms of job inquiries, surveys, and business solicitations and advertisements) and material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded. The Nominating and Corporate Governance Committee of the Board, together with our management and legal counsel, will evaluate any shareholder proposal submitted to us in connection with any meeting of shareholders, and shall recommend to the Board the appropriate response to such proposal. Our Board will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the charters of the committees of the Board, the Presiding Director shall, subject to advice and assistance from the General Counsel of the Company, (1) be primarily responsible for monitoring communications from shareholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Presiding Director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances.

October 23, 2015

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO VOTE YOUR SHARES AS DESCRIBED IN THE NOTICE. IF YOU REQUESTED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

Annex A

PAREXEL INTERNATIONAL CORPORATION

2015 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2015 Stock Incentive Plan (the “Plan”) of PAREXEL International Corporation, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.	Administration and Delegation

(a)    Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b)    Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

4.	Stock Available for Awards

(a)    Number of Shares; Share Counting.

(1)    Authorized Number of Shares.    Subject to adjustment under Section 10, Awards may be made under the Plan (any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)) for up to such number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) as is equal to the sum of:

(A)    3,000,000 shares of Common Stock; plus

(B)    such additional number of shares of Common Stock (up to 3,400,000 shares) as is equal to the number of shares of Common Stock subject to outstanding awards granted under the Company’s 2005 Stock Incentive Plan, 2007 Stock Incentive Plan, and 2010 Stock Incentive Plan, as amended (together, the “Existing Plans”) as of the Effective Date (without regard to any fungible share counting that may have applied to such awards under the Existing Plans) which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options to any limitations of the Code).

(2)    Share Counting.    For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and the number of shares exempt from the minimum vesting requirements under Section 11(g):

(A)    all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and the number of shares exempt from the minimum vesting requirements under Section 11(g); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B)    if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan and the number of shares exempt from the minimum vesting requirements under Section 11(g) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;

(C)    shares of Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy minimum statutory tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(D)    shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)    Sublimit.    Subject to adjustment under Section 10, the following sublimit on the number of shares subject to Awards shall apply:

(1)    Section 162(m) Per-Participant Limit.    The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,500,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c)    Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a)    General.    The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.

(b)    Incentive Stock Options.    An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of PAREXEL International Corporation, any of PAREXEL International Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an

Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c)    Exercise Price.    The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d)    Duration of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 8 years.

(e)    Exercise of Options.    Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f)    Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)    in cash or by check, payable to the order of the Company;

(2)    except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)    to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)    to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5)    to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; or

(6)    by any combination of the above permitted forms of payment.

(g)    Limitation on Repricing.    Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”).

(h)    No Reload Options.    No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(i)    No Dividend Equivalents.    No Option shall provide for the payment or accrual of dividend equivalents.

6.	Stock Appreciation Rights

(a)    General.    The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b)    Measurement Price.    The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c)    Duration of SARs.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 8 years.

(d)    Exercise of SARs.    SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e)    Limitation on Repricing.    Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.

(f)    No Reload Rights.    No SAR granted under the Plan shall contain any provision entitling the grantee to the automatic grant of additional SARs in connection with any exercise of the original SAR.

7.	Restricted Stock; RSUs

(a)    General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such Award vests (“RSUs”).

(b)    Terms and Conditions for Restricted Stock and RSUs.    The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c)    Additional Provisions Relating to Restricted Stock.

(1)    Dividends.    Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2)    Stock Certificates.    The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.

(d)    Additional Provisions Relating to RSUs.

(1)    Settlement.    Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).

(2)    Voting Rights.    A Participant shall have no voting rights with respect to any RSUs.

(3)    Dividend Equivalents.    The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

8.	Other Stock-Based Awards

(a)  General.    The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b)    Terms and Conditions.    Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c)    Dividend Equivalents.    The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

9.	Performance Awards

(a)    Grants.    Restricted Stock, RSUs and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b)    Committee.    Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(c)    Performance Measures.    For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: earnings per share, earnings, operating income, operating margins, revenues, expenses, net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, net cash provided from continuing operations, cost control, gross margins, stock price, stock price appreciation, market share, chargeoffs, reductions in non-performing assets, strategic initiatives, return on sales, assets, equity or investment, net operating profit after tax, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, pre-tax or after-tax income or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) gains or losses related to financing activities, (iv) other non-cash charges or items, (v) the effect of mergers, acquisitions and divestitures, (vi) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates, (vii) the cumulative effects of changes in accounting principles, (viii) the writedown of any asset, and (ix) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(d)    Adjustments.    Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(e)    Other.    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.	Adjustments for Changes in Common Stock and Certain Other Events

(a)    Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b)    Reorganization Events.

(1)    Definition.    A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(A)    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised and/or unvested Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B)    Notwithstanding the terms of Section 10(b)(2)(A), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(C)    For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)    Consequences of a Reorganization Event on Restricted Stock.    Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant) provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards

(a)    Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b)    Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)    Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.

(d)    Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy minimum statutory tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(e)    Amendment of Award.    Except as otherwise provided in Sections 5(g), 6(e), 11(g), and 11(h), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.

(f)    Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(g)    Limitations on Vesting.    No Award shall vest earlier than the first anniversary of its date of grant, unless, in the case of an Option, such Option is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to (i) Awards granted to non-employee directors and (ii) in addition to any Awards granted to non-employee directors, an aggregate of up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1).

(h)    Acceleration.    Subject to Section 11(g) hereof, the Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be; provided, however, that, notwithstanding Section 11(g) hereof, the Board may also provide that any Award shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, (A) upon the death or disability of the Participant or (B) upon a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.

12.	Miscellaneous

(a)    No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)    No Rights As Stockholder; Clawback Policy.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an award under the Plan, a Participant shall agree to be bound by any clawback policy of the Company.

(c)    Effective Date and Term of Plan.    The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)    Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e)    Authorization of Sub-Plans (including for Grants to non-U.S. Employees).    The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f)    Compliance with Section 409A of the Code.    Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not to satisfy the conditions of that section.

(g)    Limitations on Liability.    Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h)    Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the Commonwealth of Massachusetts.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on December 3, 2015.

Vote by Internet • Go to www.envisionreports.com/PRXL • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2, 3 and 4.

1. Election of Directors*: 01 - Eduard E. Holdener	For ☐	Withhold ☐	02 - Richard L. Love	For ☐	Withhold ☐

*	To elect two (2) Class II Directors to serve for a term continuing until the annual meeting of shareholders in 2018 and until his successor is duly elected and qualified.

		For	Against	Abstain			For	Against	Abstain

2.	Approve, in an advisory vote, the compensation of our named executive officers as presented in the proxy statement.	☐	☐	☐	4.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.	☐	☐	☐

3.	Approve the 2015 Stock Incentive Plan.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

THIS PROXY SHOULD BE DATED AND SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHALL SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

025SHE

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PAREXEL International Corporation

PROXY FOR 2015 ANNUAL MEETING OF SHAREHOLDERS – DECEMBER 3, 2015

SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to Be Held on December 3, 2015

The Proxy Statement dated October 23, 2015 and our 2015 Annual Report are available for viewing, printing and downloading at www.edocumentview.com/prxl

The undersigned Shareholder of PAREXEL International Corporation, a Massachusetts corporation, revoking all prior proxies, hereby appoints Ingo Bank and Douglas A. Batt and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of PAREXEL International Corporation which the undersigned is entitled to vote at the 2015 Annual Meeting of Shareholders of the Company to be held at The Westin Hotel, 70 Third Avenue, Waltham, MA 02451 on December 3, 2015 at 2:30 p.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 23, 2015, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE